UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholder:

We would like to extend an invitation for you to join us at our annual meeting of shareholders on May 26, 2022 at 11:00 a.m., Eastern Time, via the Internet at http://www.virtualshareholdermeeting.com/FLO2022 for the following purposes, as more fully described in this proxy statement:

1.	to elect as directors of the company the twelve nominees identified in this proxy statement, each to serve for a term of one year;

2.	to hold an advisory vote to approve the compensation of the company’s named executive officers;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 31, 2022; and

4.	to hold a vote on a shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting; and

to transact any other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

The company has implemented the “Notice and Access” rule of the Securities and Exchange Commission that permits companies to send their shareholders a notice that proxy materials are available — in electronic form on the Internet or in printed form by request — instead of mailing a printed proxy statement and annual report to every shareholder. By utilizing Notice and Access, we are able to speed delivery of the proxy materials, lower our distribution costs and reduce the environmental impact of proxy delivery. On or about April 12, 2022, we mailed to our shareholders a notice that contains instructions on how to access our 2022 proxy statement and 2021 annual report and vote online or to affirmatively elect to receive the proxy materials by mail.

Please carefully review the proxy materials. Your vote is important to us and to our business. We encourage you to vote using telephone or Internet voting prior to the annual meeting, so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided.

April 12, 2022

Thomasville, Georgia

George E. Deese	A. Ryals McMullian
Non-Executive Chairman of the Board	President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 26, 2022

Flowers Foods, Inc.’s 2022 proxy statement and 2021 annual report are available at www.proxyvote.com.

Notice of Annual Meeting of Shareholders

May 26, 2022

11:00 a.m., Eastern Time

www.virtualshareholdermeeting.com/FLO2022

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Flowers Foods, Inc. will be held on May 26, 2022 at 11:00 a.m., Eastern Time, via Internet at http://www.virtualshareholdermeeting.com/FLO2022, for the following purposes:

(1)	to elect as directors of the company the twelve nominees identified in this proxy statement, each to serve for a term of one year;

(2)	to hold an advisory vote to approve the compensation of the company’s named executive officers;

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 31, 2022;

(4)	to hold a vote on a shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting; and

to transact any other business as may properly come before the annual meeting and at any adjournment or postponement thereof; all as set forth in the proxy statement accompanying this notice.

Only record holders of issued and outstanding shares of our common stock at the close of business on March 22, 2022 are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof. A list of such shareholders will be available at our principal executive offices in Thomasville, Georgia until the annual meeting, and during the annual meeting on the meeting website.

April 12, 2022

1919 Flowers Circle

Thomasville, Georgia 31757

By order of the Board of Directors,

Stephanie B. Tillman

Chief Legal Counsel

FLOWERS FOODS, INC. - 2022 Proxy Statement    3

4    FLOWERS FOODS, INC. - 2022 Proxy Statement

FLOWERS FOODS, INC. - 2022 Proxy Statement    5

Proxy Summary

To assist you in reviewing Flowers Foods’ 2021 performance and executive compensation program, this summary highlights certain key elements of our financial performance and our proxy statement that are discussed in more detail elsewhere in these proxy materials. This summary does not contain all of the information that you should consider, and you should carefully review our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 and the entire proxy statement before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2022 Annual Meeting of Shareholders

•	Date and Time: Thursday, May 26, 2022 at 11:00 a.m., Eastern Time

•	Location: www.virtualshareholdermeeting.com/FLO2022

•	Record Date: March 22, 2022

Voting Matters and Board Recommendations (page 51)

	Board vote Recommendation	Page Reference (for more detail)
Election of Twelve Director-Nominees	FOR each Director-Nominee	51
Advisory Vote to Approve Named Executive Officer Compensation	FOR	52
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	53
Shareholder Proposal Regarding Political Contribution Disclosure	AGAINST	56

Business Highlights

(For more details, please see our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2022)

In fiscal 2021, Flowers Foods refined our key strategic initiatives:

Strategic Priorities:

•	Develop team: Capabilities to build brands and create value.

•	Focus on brands: Enhance relevancy and expand presence. Invest in our brands to align with consumers to maximize our return on investment.

•	Prioritize margins: Optimize the portfolio and supply chain.

•	Smart M&A: Disciplined approach to acquisitions in the grain-based foods arena that enhance our branded portfolio and margin profile.

Long-term Goals:

•	Grow sales by 1% to 2% annually (excluding any future acquisitions).
•	Grow Adjusted EBITDA by 4% to 6% annually (excluding any future acquisitions) (The company defines EBITDA as earnings before interest, taxes, depreciation and amortization).

•	Grow Adjusted earnings per share by 7% to 9% annually.

Financial highlights from the 52-week fiscal 2021 include:

•	Sales decreased 1.3% to $4.331 billion.

•	Diluted earnings per share increased $0.25 to $0.97.

•	Adjusted diluted earnings per share decreased $0.07 to $1.24.(1)

•	Net income increased 35.4% to $206.2 million.

•	Adjusted net income decreased 5.3% to $263.1 million.(1)

•	Adjusted EBITDA decreased 5.9% to $490.9 million.(1)

•	Adjusted EBITDA margin was 11.3% of sales, as compared to 11.9% of sales in fiscal 2020.(1)

(1)

Adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share and adjusted net income differ from the measures reported under U.S. generally accepted accounting principles (“GAAP”). See Appendix A for definitions and a reconciliation of non-GAAP financial measures to the nearest financial measure reported under GAAP.

6     FLOWERS FOODS, INC. - 2022 Proxy Statement

Governance of the Company (page 20)

Forward-Leaning Corporate Governance

•	Director Independence — Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence under the rules and regulations of the SEC, the New York Stock Exchange Listed Company Manual (“NYSE Rules”) and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors. Additional guidelines apply to the members of the audit committee under the SEC rules and regulations and NYSE Rules.

•	Board Leadership Structure — George E. Deese, our former chairman and chief executive officer, now serves as non-executive chairman of the board of directors. In fiscal 2021, Benjamin H. Griswold, IV was reappointed to serve as presiding director. With the active participation by all of our directors, including eleven independent directors, we believe that the board leadership structure best positions Flowers to benefit from the respective strengths of our chief executive officer, non-executive chairman of the board of directors and presiding director.

Directors (page 17)

Name	Age	Director since	Experience	Independent	Committee Memberships	Other Company Boards
George E. Deese	76	2004	Retired Chairman and Chief Executive Officer of Flowers Foods	Yes	—	—
Edward J. Casey, Jr.	64	2020	Executive Chairman of J&J Worldwide Services, Inc.	Yes	Audit and Finance Committees	J&J Worldwide Services, Inc.^ Tyto Athene, LLC^
Thomas C. Chubb, III	58	2020	Chairman, Chief Executive Officer and President of Oxford Industries	Yes	Audit and Finance Committees	Oxford Industries, Inc.*
Rhonda Gass	58	2016	Vice President and Chief Information Officer of Stanley Black & Decker	Yes	Audit and Finance Committees	—
Benjamin H. Griswold, IV	81	2005	Partner and Chairman of Brown Advisory; retired Senior Chairman of Deutsche Bank Securities	Yes	Nominating/ Corporate Governance and Compensation Committees	Brown Advisory^
Margaret G. Lewis	68	2014	Former President of Hospital Corporation of America’s Capital Division	Yes	Nominating/ Corporate Governance and Compensation Committees	W.P. Carey Inc.*
W. Jameson McFadden	40	2020	President of Wellington Shields & Co.	Yes	Audit and Finance Committees	—
A. Ryals McMullian	52	2019	President and Chief Executive Officer of Flowers Foods	No	—	—
James T. Spear	67	2015	Retired Executive Vice President and Chief Financial Officer of Cadence Health	Yes	Audit and Finance Committees	The Trust Company of Illinois*
Melvin T. Stith, Ph.D.	75	2004	Former Interim President, Norfolk State University; former Dean Emeritus, Whitman School of Management, Syracuse University	Yes	Nominating/ Corporate Governance and Compensation Committees	Aflac Incorporated*
Terry S. Thomas	52	2020	Global Chief Customer Officer of the Unilever Group	Yes	Audit and Finance Committees	—
C. Martin Wood III	78	2001	Partner of Wood Associates; retired Senior Vice President and Chief Financial Officer of Flowers Foods	Yes	Audit and Finance Committees	Archbold Medical Center#; Archbold Foundation#
*	Public company
^	Private company
#	Nonprofit

FLOWERS FOODS, INC. - 2022 Proxy Statement    7

Below are highlights regarding the diversity of our twelve director nominees:

Board Diversity Matrix As of January 1, 2022
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	10	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

2021 Executive Compensation (page 29)

Summary of Our Compensation Practices (page 30)

Practices We Have Adopted	Practices We Do Not Engage In

•  Pay evaluated with reference to a reasonable range around the size-adjusted 50th percentile of market data

•  Long-term incentives that are entirely performance-based for Named Executives (as defined below)

•  Multiple performance measures used in incentive plans

•  Capped incentives

•  Clawback policy

•  Stock ownership guidelines for executives and outside directors and share retention requirements for executives

•  Moderate change of control severance arrangements

•  Double-trigger equity vesting upon a change of control

•  Annual review of tally sheets by the compensation committee

•  Incentives that are risk-mitigated through plan design and administration

•  Compensation committee comprised solely of independent directors

•  Independent compensation consultant who reports directly to the compensation committee

•  Anti-hedging policy for executives and outside directors

•  Employment agreements

•  Dividend equivalents on unvested performance shares

•  Income tax gross-ups

•  Excise tax gross-ups on change of control severance

•  Backdating or repricing of stock options

•  Pension credited service for years not worked

•  Employee/director perquisites

8     FLOWERS FOODS, INC. - 2022 Proxy Statement

2021 Executive Compensation Summary (page 38)

Named Executive Compensation

Set forth below is a summary of the 2021 compensation for each named executive officer of the company as determined under applicable SEC rules and regulations (the “Named Executives”). Stock awards made in 2021 are performance-contingent and are established with reference to market levels based on the industry survey data discussed under “Executive Compensation — Executive Compensation Generally — Compensation Benchmarking” on page 32. All other compensation consists solely of employer contributions to retirement plans, as we offer no perquisites to our Named Executives. This table is supplemental to, and not intended to replace, the Summary Compensation Table set forth on page 38, which contains the information set forth below, as well as further explanation and detail in the footnotes and related narrative disclosures. The information below should be read in connection with the explanatory information contained on page 29 under “Executive Compensation — Compensation Discussion and Analysis” and page 38 under “Executive Compensation — Fiscal 2021 Summary Compensation Table,” and is qualified in its entirety by reference to such information.

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A. Ryals McMullian President and Chief Executive Officer	896,490	3,599,802	1,341,360	38,286	103,967	5,979,905
R. Steve Kinsey Chief Financial Officer and Chief Accounting Officer	615,146	1,117,469	611,497	29,174	66,236	2,439,522
Bradley K. Alexander Chief Operating Officer	574,049	1,042,906	570,644	66,537	61,698	2,315,834
D. Keith Wheeler Chief Sales Officer	490,265	770,328	426,438	6,491	43,895	1,737,417
H. Mark Courtney Chief Brand Officer	417,491	491,825	363,138	16,892	41,130	1,330,476

FLOWERS FOODS, INC. - 2022 Proxy Statement    9

2021 Executive Total Compensation Mix (page 31)

The information below should be read in connection with the explanatory information beginning on page 31 under “Executive Compensation — Executive Compensation Generally — Mix of Compensation Opportunity,” and is qualified in its entirety by reference to such information.

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Social Responsibility (page 25)

At Flowers Foods, we recognize our responsibility to uphold the company’s founding values, which for more than 100 years, have always centered on working ethically, responsibly and with integrity. We also look for ways to make a positive difference in our community.

We are responsive to our shareholders

✓  Annual election of all directors

✓  Simple majority voting for directors

✓  No supermajority vote requirements

✓  Shareholder right to call a special meeting

✓  Non-executive chairman and independent presiding director structure

✓  Director-driven shareholder outreach

✓  Annual “say-on-pay” vote

✓  Potent clawback policy

✓  Double-trigger equity vesting upon a change of control

We are committed to environmental, social and governance (ESG) in all elements of our business

✓  We foster a work environment that is safe, inclusive, respectful, and fair

✓  Established new, more aggressive sustainability goals for 2025

✓  Improved waste and recycling program to increase internal support, identify new recycling opportunities, and share best practices

✓  Donated a total of $7.5 million in bakery foods to Feeding America and other food banks in 2021*

✓  We recruit U.S. military veterans, employing more than 550 veterans in 2021**

✓  Established in 2015, the Dave’s Killer Bread Foundation strives to inspire other businesses to become Second Chance Employers.

*   Total value of product donations in wholesale dollars

** A veteran is any individual who has served honorably on active duty in the Armed Forces of the United States.

FLOWERS FOODS, INC. - 2022 Proxy Statement    11

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

PROXY STATEMENT FOR THE ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD MAY 26, 2022

This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 12, 2022 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders to be held on May 26, 2022 at 11:00 a.m., Eastern Time, via the Internet at http://www.virtualshareholdermeeting.com/FLO2022, and any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will:

(1)	vote to elect as directors of the company the twelve nominees identified in this proxy statement, each to serve for a term of one year;

(2)	hold an advisory vote to approve the compensation of the Named Executives;

(3)	vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending December 31, 2022; and

(4)	to hold a vote on a shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting.

The shareholders will also transact any other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting. In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

How do I attend the annual meeting?

This year’s annual meeting will be a virtual meeting of the shareholders conducted via live webcast. The meeting will be followed by management remarks and a question and answer session. All shareholders of record on March 22, 2022 are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

To attend the meeting please visit www.virtualshareholdermeeting.com/FLO2022. To participate in the annual meeting, you will need the 16-digit control number included on your notice or in your proxy card. If you are the beneficial owner of shares held in street name, you may contact your bank, broker or other record holder if you have questions about obtaining your 16-digit control number; instructions should also be provided on the notice or voting instruction form provided by your bank, broker or other record holder.

Shareholders may submit questions in advance of the annual meeting at www.proxyvote.com by clicking the “Submit Questions” tab no later than 24 hours before the meeting. To submit questions through

www.proxyvote.com, you will need to log in with the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability of proxy materials previously received. Questions pertinent to annual meeting matters may be answered during the annual meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition.

Additional information regarding the rules of conduct and other materials for the virtual annual meeting, including the list of our shareholders of record, will be available during the meeting on the meeting website.

If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investors website, https://www.flowersfoods.com/investors, including information on when the meeting will be reconvened.

Electronic entry to the meeting will begin at 10:45 a.m. Eastern Time, and the meeting will begin promptly at 11:00 a.m. Eastern Time.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that you vote:

•	“FOR” the election of all the director-nominees to serve as directors until the 2023 annual meeting of shareholders;

•	“FOR” the approval, on an advisory basis, of the compensation of the Named Executives;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	“AGAINST” the shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the annual meeting. These three officers are A. Ryals McMullian, our president and chief executive officer, R. Steve Kinsey, our chief financial officer and chief accounting officer, and Stephanie B. Tillman, our chief legal counsel.

Are the proxy materials available electronically?

Yes. Under SEC rules and regulations, Flowers Foods is making this proxy statement and its 2021 annual report available to its shareholders electronically on the Internet at www.proxyvote.com. On or about April 12, 2022, we mailed to our shareholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our 2021 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2021 annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.

If you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2021 annual report, please follow the instructions contained on the Notice.

Who can vote?

To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 22, 2022, which is the record date for the annual meeting. There were 212,032,371 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?

You are entitled to one vote on each of the twelve director-nominees, and one vote on each other matter to be voted upon at the annual meeting, for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the twelve director-nominees and for each other matter to be voted upon at the annual meeting.

How do I vote?

You can vote in the following ways:

•	Voting by Mail. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it within the United States.

•	Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the Notice or the proxy card.
•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the proxy card.

•	Vote at the Meeting. You may vote during the annual meeting by logging into the annual meeting website at www.virtualshareholdermeeting.com/FLO2022 and following the instructions provided on the website. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, telephone or mail prior to the meeting, even if you plan to attend the virtual annual meeting.

•	By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically by the Internet or telephone or during the annual meeting), you appoint A. Ryals McMullian, R. Steve Kinsey and Stephanie B. Tillman to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet, telephone and virtual annual meeting voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions and confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet, telephone or during the annual meeting should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.

If I am a registered shareholder, what if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?

Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	“FOR” the election of each director-nominee, the approval, on an advisory basis, of the compensation of the Named Executives, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	“AGAINST” the shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares by Internet or telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	signing and delivering to our corporate secretary another proxy with a later date;

•	giving our corporate secretary a written notice before the annual meeting that you want to revoke your proxy; or

•	voting during the virtual annual meeting.

How do I vote my 401(k) shares?

If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) and you received the Notice, you may vote by the Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2021 annual report, please follow the instructions contained on the Notice. By voting, you will direct Great-

West Trust Company, LLC, as trustee of the 401(k) Plan (the “Trustee”), how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of common stock credited to the 401(k) Plan participants’ accounts for which the Trustee receives voting instructions from the 401(k) Plan participants. The number of shares you are eligible to vote is based on the number of shares of Flowers Foods common stock in your account on the record date for the annual meeting.

Can I vote if my shares are held in “street name” by a bank, broker or other record holder?

If your shares of Flowers Foods common stock are held in “street name” by a bank, broker or other record holder, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that bank, broker or other record holder. Internet and telephone voting are offered to shareholders who own their shares of Flowers Foods common stock through certain banks and brokers.

The election of directors (Proposal I), the advisory vote on the compensation of the Named Executives (Proposal II) and the shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting (Proposal IV), are considered non-discretionary matters under applicable NYSE Rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposal I, Proposal II and

14    FLOWERS FOODS, INC. - 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Proposal IV. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal III) is considered a discretionary matter under applicable NYSE Rules, and a broker or other nominee may (but is not required to)

vote “FOR” Proposal III without instructions. Accordingly, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.

How will abstentions be treated?

Abstentions will be counted as present in determining whether the quorum requirement is satisfied, but will not be included in vote totals and will not affect the outcome of the vote with respect to Proposals I, II, III and IV.

What constitutes a quorum?

The holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or represented by proxy to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the annual meeting, whether those shareholders vote for or against the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether the proposals have been approved by the shareholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will not affect the business that may be conducted at the annual meeting.

What vote is required for each matter to be voted upon at the annual meeting?

•	With regard to Proposal I, each of the twelve nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “FOR” a director-nominee must exceed the number of shares voted “AGAINST” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “FOR” votes, which is described in our corporate governance guidelines.

•	Approval of Proposals II, III and IV requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

How will broker “non-votes” be treated?

Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and generally will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.

In order for your shares to be voted on all matters presented at the annual meeting, including the election of directors, we urge all shareholders whose shares are held in street name by a bank, broker or other record holder to provide voting instructions to the bank, broker or other record holder.

Will any other business be conducted at the annual meeting or will other matters be voted on?

At this time, the board of directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, the persons named as proxies, Messrs. McMullian and Kinsey and Ms. Tillman, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Where can I find the voting results from the annual meeting?

We will report the voting results from the annual meeting on a Current Report on Form 8-K, which we expect to file with the SEC on or before June 1, 2022.

How and when may I submit a shareholder proposal for the 2023 annual meeting?

For information on how and when you may submit a shareholder proposal for the 2023 annual meeting, please refer to the section entitled “2023 Shareholder Proposals” in this proxy statement.

Who pays the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We have engaged Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to assist in the solicitation of votes for a fee of $12,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile, but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

How can I obtain an Annual Report on Form 10-K?

The Notice, this proxy statement and our 2021 annual report are available on the Internet at www.proxyvote.com. You may also receive a copy of our 2021 annual report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Compliance Department.

If you elected to receive your proxy materials by mail, a copy of our 2021 annual report, which includes our Annual Report on Form 10-K and our financial statements for the fiscal year ended January 1, 2022, is included in the mailing of this proxy statement.

The annual report does not form any part of the material for the solicitation of proxies.

Can I elect to receive future notices and proxy materials electronically?

Yes. If you are a registered shareholder or if you participate in the 401(k) Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please call Lisa Hay, our compliance manager, at (229) 226-9110, if you need assistance.

If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.

Who should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Lisa Hay, our compliance manager, at the above address or by calling (229) 226-9110.

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DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS

Below is certain information about our directors, their principal occupation, business experience as well as other matters, and the board of directors’ assessment of their individual qualifications to serve on our board of directors. Each of the individuals named below, has been nominated to serve as a director until the 2023 annual meeting of shareholders.

George E. Deese has gained extensive operational and financial experience as an executive in various capacities during his 56-year career with the company. Mr. Deese, age 76, served as executive chairman of the board of directors of the company from May 22, 2013 until he retired December 31, 2014 and continues to serve as non-executive chairman. Mr. Deese was chief executive officer of Flowers Foods from January 2004 until May 2013. Mr. Deese has served as a director of Flowers Foods since June 2004 and chairman of the board of directors since January 1, 2006. Previously, he served as president and chief operating officer of Flowers Foods from May 2002 to January 2004 and as president and chief operating officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese joined the company in 1964. He previously served as a board member of the Grocery Manufacturers of America (GMA), and previously served as a trustee of the Georgia Research Alliance. Mr. Deese previously served as chairman of the American Bakers Association (ABA) and on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years.

Edward J. Casey, Jr. brings broad leadership and management skills to the board of directors.    Mr. Casey, age 64, was appointed on March 15, 2022 to serve as Executive Chairman of J&J Worldwide Services, Inc., which provides mission essential support services to U.S. Department of Defense military bases and government facilities. Prior to that time, he served as the chief executive officer of the North American business for IDEMIA, a global leader in identity and digital security technologies, from January 2018 to February 2021. Previously, he served as acting chief executive officer, chief operating officer, and a member of the board of Serco Group plc (LSE), a provider of public services in defense, transportation, immigration, healthcare, and other sectors based in the United Kingdom, from 2013 to 2017, and served as chairman and chief executive officer of Serco’s North American business from 2005 to 2013. Mr. Casey also served as group president of LG&E Energy, an electricity and natural gas company, as president and chief operating officer of Tenneco Energy, a diversified energy company, and was founder and chief executive officer of NP Energy, an energy marketing firm. He previously served as a director of Talen Energy (NYSE), from 2015 until it was sold in 2016. Mr. Casey has also served as a director of Tyto Athene, LLC since 2021.

Thomas C. Chubb, III brings extensive legal, operational, and branded products knowledge to the board of directors. Mr. Chubb, age 58, has served as chairman, chief executive officer and president of Oxford Industries, Inc. (NYSE), a publicly held, lifestyle apparel company with a brand portfolio that includes Tommy Bahama, Lilly Pulitzer, Southern Tide, The Beaufort Bonnet Company, and Duck Head, since 2015. During the course of his career with Oxford Industries, which spans more than 30 years, he was named vice president, general counsel, and secretary in 1999; executive vice president in 2004; president in 2009; a member of the board in 2012; and chief executive officer and president in 2013.

Rhonda Gass brings extensive strategic and information technology experience to the board of directors. Ms. Gass, age 58, has served as vice president and chief information officer for Stanley Black & Decker since 2012 and was named an executive officer of the company the same year. Mrs. Gass is responsible for Stanley Black & Decker’s comprehensive and cross business unit IT strategy, delivery and support, and security infrastructure. She also leads the functional transformation activities for the company, focusing on effectiveness and efficiency. Previously, she was vice president of strategy, technology, and governance for Dell, where she worked for 12 years in positions of increasing scope and responsibility.

Benjamin H. Griswold, IV has extensive experience in investment banking, corporate finance and strategic planning. Mr. Griswold, age 81, is partner and chairman of Brown Advisory. Mr. Griswold retired in February 2005 as senior chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected to the firm’s chairman of the board. Following the merger of Alex. Brown and Bankers Trust New York, he became senior chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He served as a director and non-executive chairman of W.P. Carey Inc. (NYSE) since 2006 and 2012, respectively, until 2020. Previously he served as a director of Stanley Black & Decker, Inc. (NYSE) from 2001 until his retirement from the board effective April 20, 2016, and is a trustee emeritus of Johns Hopkins University.

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DIRECTORS AND CORPORATE GOVERNANCE

Margaret G. Lewis brings extensive leadership experience and management skills to the board of directors. Her variety of senior management roles provides expertise in executive decision-making and strategic planning. Ms. Lewis, age 68, is the retired president of HCA’s Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming chief nursing officer of HCA’s Richmond Division in 1997. Ms. Lewis became chief operating officer of CJW Medical Center in 1998 and chief executive officer in 2001. She is a registered nurse and a fellow with the American College of Healthcare Executives. Ms. Lewis served as a director of the Federal Reserve Bank of Richmond from September 2013 until December 2019, including chairman from January 2017 to December 2018 and deputy chair from January 2019 to December 2019. Ms. Lewis has served as a director of W.P. Carey Inc. (NYSE) since 2017. She previously served as a director of Smithfield Foods from 2011 to 2013.

W. Jameson McFadden brings experience in investment banking and corporate finance to the board of directors. Mr. McFadden, age 40, joined Wellington Shields & Co., a New York-based wealth management and investment firm, in 2006 as a research analyst and has served in his current role as president since January 2017. He also has served as chief executive officer of Capital Management Associates, a registered investment advisor based in New York, since 2014, and as head of sales and distribution for Blue Quail Wines, a winery in California, since 2010. He holds a bachelor’s degree in history from Loyola Marymount University and an MBA in finance and management from New York University’s Leonard N. Stern School of Business.

A. Ryals McMullian has extensive leadership, operational and financial experience that he has acquired through multiple leadership positions held during his 19 years with the company. Mr. McMullian, age 52, was elected president and chief executive officer effective May 2019 and was elected to the board of directors in August 2019. He served as chief operating officer from June 2018 until May 2019 and as chief strategy officer from May 2017 until June 2018. Prior to that, Mr. McMullian served as vice president of mergers and acquisitions and deputy general counsel from 2015 until 2017, and vice president and associate general counsel from 2011 until 2015. He joined the company in 2003 as associate general counsel. Mr. McMullian serves as a board member of the Consumer Brands Association and a member of the board of trustees of Florida Tax Watch. He holds a master’s degree in business administration, a juris doctor, and a bachelor’s degree in finance and real estate from Florida State University.

James T. Spear has extensive food and health care industry, and leadership experience with public and private companies along with expertise in acquisitions and divestitures, financial reporting and auditing, corporate finance, risk management, information technology, investor relations, and strategic planning. Mr. Spear, age 67, is the retired executive vice president and chief financial officer of Cadence Health, where he served from 2006 to 2012. Prior to that Mr. Spear served as vice president finance at Keebler Foods (NYSE) and also operated an independent advisory and consulting business. Since his retirement, Mr. Spear has periodically engaged in various consulting activities. Mr. Spear also currently serves on the board of directors of both The Trust Company of Illinois and The Trinity Forum. He also serves on the board of advisors to the Wheaton College Center for Faith, Politics, and Economics, where he previously served as an adjunct professor. Since 2013, the National Association of Corporate Directors has designated Mr. Spear as a Board Leadership Fellow.

Melvin T. Stith, Ph.D. has a significant background in marketing and accounting, has a high level of financial literacy and brings a unique academic perspective to the board of directors. Dr. Stith, age 75, is the former interim president of Norfolk State University. He previously served as dean emeritus of the Whitman School of Management at Syracuse University in New York. From June 2013 until he retired in December 2015, he was professor of marketing at the Whitman School of Management. He previously served as dean of the Whitman School of Management from 2005 to 2013. Prior to that time, he was dean of the College of Business at Florida State University and the Jim Moran Professor of Business Administration. He also is a director of Aflac Incorporated (NYSE) (2012-present). Dr. Stith previously served as a director of Synovus Financial Corp. (NYSE) from 1998 until April 2019 and Keebler Foods Company from 1999 to 2001.

Terry S. Thomas brings extensive brand and consumer products experience to the board of directors. Mr. Thomas, age 52, has served as Global Chief Customer Officer for the Unilever Group, a global food, care, and household products company since August 2019. During his career with Unilever, he was named sector vice president of customer development in 2013 and senior vice president of customer development, U.S. grocery channel, DSD & natural channel in 2018. Prior to joining Unilever, Mr. Thomas worked for PepsiCo, Inc. (NASDAQ) for 13 years, serving as vice president and general manager of various business channels, including small format, global convenience, gas, drug, dollar, and super regional grocery. Mr. Thomas also held management positions at the Coca-Cola Company (NYSE), Clorox Company (NYSE), and Procter & Gamble Company (NYSE).

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C. Martin Wood III has a high degree of financial literacy and extensive knowledge of the company gained through his 50 years of service with the company, 22 of which he served as its chief financial officer. Mr. Wood, age 78, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as senior vice president and chief financial officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood has served as a director of Flowers Foods since March 2001 and he previously served as a director of Flowers Industries, Inc. from 1975 until March 2001. Mr. Wood joined the company in 1970. Mr. Wood also serves as senior active trustee on the board of Archbold Medical Center and as a trustee for the Archbold Foundation.

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DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

General

We believe that good corporate governance is essential to ensure that the company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the policies and practices of other publicly-held companies.

Based upon this review we have adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/Corporate Governance Committee Charter
•	Finance Committee Charter

•	Code of Business Conduct and Ethics for Officers and Members of the Board of Directors

•	Stock Ownership Guidelines

•	Flowers Foods, Inc. Employee Code of Conduct

•	Disclosure Policy

You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “INVESTORS” tab and selecting “CORPORATE GOVERNANCE.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Compliance Department.

Determination of Independence

Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. During this review, transactions and relationships among each director and director-nominee or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under the section entitled “Transactions with Management and Others.” In addition, transactions and relationships among directors or director-nominees or their affiliates and members of senior management and their affiliates are examined.

The purpose of this annual review is to determine whether each director and director-nominee meets the applicable criteria for independence in accordance with the SEC rules and regulations, NYSE Rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.

As part of our corporate governance guidelines, we have adopted categorical standards, which provide that certain relationships will be considered material relationships and will preclude a director’s independence. Under these standards, an “independent” director is one who:

•	has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years;

•	does not, or whose immediate family member does not, receive more than $120,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $120,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered;

•	is not affiliated with or employed by, or whose immediate family member is not affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company (such person is not “independent” until three years after the end of either the affiliation or the auditing relationship);

•	is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of Flowers Foods’ present executives serve on such other company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship); and

•	is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, Flowers Foods or any of its subsidiaries or affiliates for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2022. Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the SEC rules and regulations, NYSE Rules and our corporate governance guidelines. Messrs. Deese, Casey, Chubb, Griswold, McFadden, Spear, Thomas and Wood, Dr. Stith and Mses. Lewis and Gass are independent directors and director-nominees, as applicable. Mr. McMullian is an inside director because he is currently the president and chief executive officer of the company. In determining the independence of Mr. Deese, the board of directors considered the employment by the company of his family members. Each director and director-nominee abstained from voting on his or her own independence.

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DIRECTORS AND CORPORATE GOVERNANCE

The foregoing discussion of director independence is applicable only to service as a member of the board of directors, the compensation committee and the nominating/corporate governance committee.

Additional guidelines apply to the members of the audit committee under the SEC rules and regulations and NYSE Rules.

Presiding Director

Pursuant to our corporate governance guidelines, the board of directors created the position of “presiding director,” whose primary responsibilities are to preside over periodic executive sessions of the board of directors in which non-independent directors and other members of management do not participate and to:

•	serve as the liaison between the chairman of the board of directors and the independent, non-management directors of the company;

•	oversee information sent by the company to directors;

•	review meeting agendas and schedules for the board of directors;
•	call meetings of the independent, non-management directors; and

•	be available for consultation and director communication with shareholders.

Each year at the meeting of the board of directors following the annual meeting, a presiding director is appointed among the independent directors to serve until the company’s annual meeting of shareholders the following year. On May 27, 2021, Benjamin H. Griswold, IV was reappointed to serve as the presiding director until the 2022 annual meeting of shareholders.

The Board of Directors and Committees of the Board of Directors

In accordance with the company’s amended and restated bylaws (the “bylaws”), the board of directors has set the number of members of the board of directors at twelve. The board of directors held five meetings in fiscal 2021, and no incumbent director attended fewer than 75% of the aggregate of:

•	the total number of meetings of the board of directors held during the period for which he or she has been a director; and

•	the total number of committee meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

The board of directors has established several standing committees: an audit committee, a nominating/corporate governance committee, a compensation committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.

The following table describes the current members of each of the committees and the number of meetings held during fiscal 2021:

	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee	Finance Committee
George E. Deese*
Edward J. Casey, Jr.	X			X
Thomas C. Chubb, III	X			X
Rhonda Gass*	X			X
Benjamin H. Griswold, IV*		Chair	X
Margaret G. Lewis*		X	Chair
W. Jameson McFadden	X			X
A. Ryals McMullian
James T. Spear*	Chair			X
Melvin T. Stith, Ph.D.*		X	X
Terry S. Thomas	X			X
C. Martin Wood III*	X			Chair
NUMBER OF MEETINGS	9	5	4	5
(a)	* Independent Directors

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DIRECTORS AND CORPORATE GOVERNANCE

Audit Committee

Under the terms of its charter, the audit committee represents and assists the board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the company’s internal audit function and the independent registered public accounting firm.

The audit committee’s duties and responsibilities include:

•	responsibility for overseeing our financial reporting process on behalf of the board of directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent registered public accounting firm;

•	review and discussion of our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of our independent registered public accounting firm (our internal audit function and its compliance officer report directly to the audit committee);

•	review with management and our independent registered public accounting firm the effectiveness of our internal controls;

•	review with management any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities, including the monitoring of our whistle-blower hotline;

•	discussion of guidelines and policies with respect to risk assessment and risk management to assess and manage the company’s exposure to risk; and

•	oversight of the company’s enterprise risk management activities (“ERM”), with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts.

The board of directors has determined that all audit committee members serving during 2021 are or were “independent” under the SEC rules and regulations, NYSE Rules and our corporate governance guidelines.

The board of directors has also determined that Mr. Spear is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/Corporate Governance Committee

Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the function and needs of the board of directors, and the review and development of our corporate governance guidelines. In fulfilling its duties, the nominating/corporate governance committee shall:

•	receive identification of individuals qualified to become board members;

•	select, or recommend that the board of directors select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to the company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•	make recommendations to the board of directors regarding the independence of each director or director-nominee;

•	review director compensation;
•	review the company’s stock ownership guidelines applicable to executive officers and non-employee directors and monitor compliance with such guidelines;

•	oversee the evaluation of the board of directors and management;

•	assist the board of directors in fulfilling its oversight responsibilities relating to corporate responsibility and environmental, social and governance (ESG) matters;

•	oversee risks related to ethics issues, shareholder activism, change of control, investor relations and corporate structure;

•	review succession planning issues and report its findings and recommendations, if any, to the board of directors; and

•	perform any other duties and responsibilities delegated to the committee from time to time.

The board of directors has determined that all members of the nominating/corporate governance committee are “independent” under the SEC rules and regulations, NYSE Rules and our corporate governance guidelines. For information relating to nomination of directors by shareholders, please see “— Selection of Director-Nominees.”

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Compensation Committee

Under the terms of its charter, the compensation committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee’s duties and responsibilities include:

•	review and approval of corporate goals and objectives relevant to our chief executive officer’s compensation, evaluation of our chief executive officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determination and approval of our chief executive officer’s compensation level based on this evaluation;

•	making recommendations to the board of directors with respect to senior officer compensation, incentive-compensation plans and equity-based plans;

•	administration of equity-based incentive plans and other plans adopted by the board of directors that contemplate administration by the compensation committee;

•	overseeing regulatory compliance with respect to compensation matters;

•	review of employment agreements (if any), severance agreements and any severance or other termination payments proposed with respect to any of our executive officers; and

•	production of a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

In February 2022, the compensation committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. While risk is inherent in any strategy for growth, the company’s compensation programs minimize risk through the following design elements, among others:

•	balanced incentive plans designed to reward both annual and long-term performance, and both internal and stock price performance;

•	incentive goals set at the corporate level;

•	capped incentives;

•	double-trigger equity vesting upon a change of control;

•	stock ownership guidelines requiring the Named Executives to own a significant amount of our common stock; and

•	the Clawback Policy (as defined below) applies to executive officers and provides for mandatory recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements and discretionary recoupment in the event the recipient engages in certain types of detrimental activity.

The board of directors has determined that all members of the compensation committee are “independent” under SEC rules and regulations, NYSE Rules and our corporate governance guidelines.

The compensation committee may delegate all or a portion of its duties and responsibilities to a subcommittee comprised of at least two compensation committee members, subject to applicable law and the company’s governing documents. The compensation committee may authorize one or more officers of the company to designate employees to receive awards under the company’s 2014 Omnibus Equity and Incentive Compensation Plan (the “Omnibus Plan”) and to determine the size of such awards, subject to the limitations set forth in the Omnibus Plan. For information regarding the role of executive officers and the compensation committee’s independent compensation consultant in determining or recommending the amount or form of executive compensation, see “Executive Compensation – Compensation Discussion and Analysis.”

Finance Committee

Under the terms of its charter, the finance committee reviews and makes recommendations with respect to financial matters affecting the company. The finance committee’s duties and responsibilities include:

•	making recommendations to the board of directors with respect to (i) management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), (ii) the company’s credit facilities, (iii) commodities hedging and (iv) liquidity matters;

•	making plan design recommendations to the board of directors with respect to the approval, adoption and any significant amendment of all defined benefit and defined contribution retirement plans;

•	recommending to the board of directors appointments to and having oversight over the Fiduciary Oversight Committee; and
•	being responsible for oversight of risks regarding the following matters:

–	leverage and debt service/cash flow;

–	access to capital;

–	deployment of capital;

–	mergers and acquisitions;

–	benefit plan funding and multi-employer pension plan funding;

–	use of derivatives, including for commodity and foreign currency exchange;

–	global procurement and interruption of supply chain;

–	volatility of inventory because of inflation or deflation; and

–	energy availability and cost, including unstable fuel costs.

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DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Deese, our former executive chairman of the board of directors, is non-executive chairman and continues to provide guidance regarding the strategic direction of the company. Mr. McMullian, in his role as president and chief executive officer, has primary responsibility for the day-to-day operations of the company. In his role as non-executive chairman of the board of directors, Mr. Deese continues to set the strategic priorities for the board of directors (with input from the presiding director), preside over its meetings and communicate its strategic findings and guidance to management. The board of directors believes that the close working relationship between the president and chief executive officer and non-executive chairman of the board of directors will continue to provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The board of directors further believes that Mr. Deese’s continued active role on the board of directors is important in unifying the company’s strategy behind a consistent vision as the company transitions through its established succession plans.

As noted earlier, the independent non-management directors reappointed Mr. Griswold as independent presiding director in fiscal 2021, which provides balance to the board’s leadership structure. With a supermajority of independent directors, an audit committee, compensation committee, nominating/corporate governance committee and finance committee each comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the independent directors, the board of directors believes the existing leadership structure provides for an appropriate balance that best serves the company and its shareholders. The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and its shareholders.

Risk Management

The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described above and in the audit committee charter, but the full board of directors has retained responsibility for general oversight of risks. Specifically, the board of directors has responsibility for overseeing, reviewing and monitoring the company’s overall risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The overall responsibility of the board of directors and its committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board of directors directly from management responsible for oversight of particular risks within the company. In addition, the compensation committee, nominating/corporate governance committee and finance committee are responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that the board’s leadership structure, discussed in detail above, supports the risk oversight function of the board of directors. Strong directors chair the various board committees involved with risk oversight, there is open communication between management and directors and all directors are actively involved in the risk oversight function.

Relationships Among Certain Directors

W. Jameson McFadden is the nephew of C. Martin Wood III.

Attendance at Annual Meetings

In accordance with our corporate governance guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. All of our directors attended the annual meeting of shareholders held virtually on May 27, 2021.

Selection of Director-Nominees

The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other directors, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Chief Legal Counsel. The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

The nominating/corporate governance committee believes that any director-nominee must meet the director qualification criteria set forth in

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DIRECTORS AND CORPORATE GOVERNANCE

our corporate governance guidelines before such director-nominee can be recommended for election to the board of directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;

•	ability to devote sufficient time to prepare for and attend board of directors meetings;
•	willingness and ability to work with other members of the board of directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.

The nominating/corporate governance committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the board of directors. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

Shareholder & Other Interested Party Communication with Directors

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group or any individual director may do so by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, GA 31757,

Attention: Presiding Director. Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the presiding director, with the assistance of our chief legal counsel, will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.

SOCIAL RESPONSIBILITY

At Flowers Foods, we recognize our responsibility to uphold the company’s founding values, which for more than 100 years, have always centered on working ethically, responsibly, and with integrity. We also look for ways to make a positive difference at work and in our communities.

Our Workplace. We believe the talent and dedication of the Flowers Foods team is second to none in the baking industry. Our diverse work force of talented, dedicated employees is one of the company’s most valuable assets.

Workplace Highlights

✓  We foster a work environment that is safe, inclusive, respectful, and fair – and that allows people of different backgrounds, experiences, and perspectives to reach common business and professional goals.

✓  In 2022, we continued work on a comprehensive diversity, equity and inclusion program to ensure our workplace values all people and allows team members to reach their full potential.

✓  The safety of our team members is a top priority.

✓  Flowers Foods prohibits discrimination and harassment of any type without regard to race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.

✓  We are successful because of our employees, and they share in that success, as we provide competitive wages and benefits, and when annual company goals are met, eligible team members at all levels are rewarded with an annual cash incentive award.

Sustainability. Sustainability is core to our strategy and how we connect with consumers and grow our company. Our leading brands and delicious bakery foods are made with a commitment to operating efficiently, reducing waste, and sourcing ingredients responsibly.

By collaborating with stakeholders, including team members, business partners, suppliers, and customers, we’re working to become a more sustainable company.

To reduce our environmental impact and to improve our operational efficiency, we have set specific goals focused on addressing carbon emissions, energy usage, water sustainability, waste and recycling and packaging.

Flowers Foods 2025 Sustainability Goals:

•	Reducing greenhouse gas emissions. Flowers continues to find new ways to integrate energy efficiency into the business to achieve our carbon reduction goal. Fourteen Flowers bakeries achieved U.S. Environmental Protection Agency (EPA) ENERGY STAR Certification in 2021 in part due to these improvements.

•	Reducing water use. We are committed to applying water stewardship principles to all aspects of our business. We seek to assess and reduce water usage across our direct operations and supply chain through monitoring, water re-use (in processes that do not come into direct contact with food products), and training and recognition programs.

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DIRECTORS AND CORPORATE GOVERNANCE

•	Reducing waste to landfill company-wide. We have strengthened our waste program and developed innovative methods to reduce and reuse materials at our bakeries and warehouses. Flowers conducts site assessments to identify potential recycling savings and improvements. As a result, we have invested in waste equipment, such as balers and compactors, to improve recycling efforts at several bakeries.

•	Converting packaging to recyclable/reusable or compostable material and introducing recycled materials into packaging. Flowers looks for ways to improve the sustainability of our packaging and limit the amount of materials used to package our products. Most packaging is made of recycled or recyclable materials.

•	Sourcing 100% RSPO-certified palm oil for all cake products and maintaining RSPO Supply Chain Certification for all cake bakeries. We are proud to have achieved these targets.

The table below summarizes our 2025 Goals and the progress we’ve made as discussed in the 2019-2020 Sustainability Report.

PROGRESS	2025 GOALS
(17)%	Reduce greenhouse gas emissions 20% per metric ton of product
(6)%	Reduce water use 20% per metric ton of product
91%	Achieve zero waste to landfill (98% or greater diversion) company-wide
New	1. Convert 100% of packaging to recyclable/reusable or compostable material 2. Introduce 20% of recycled materials into packaging
100%	Source 100% RSPO-certified palm oil for all cake products and achieve RSPO supply Chain Certification for all cake bakeries

Sustainability Highlights

✓  Established new, more aggressive sustainability goals for 2025.

✓  14 EPA ENEGY STAR Certified Bakeries.

✓  Partnered with EPA Energy Star and the Department of Energy (DOE) Better Plants Program.

✓  Improved waste and recycling program to increase internal support, identify new recycling opportunities, and share best practices.

✓  Sold bread products in 100% recyclable bags.

✓  Responded Publicly to CDP’s Water, Climate and Forests programs.

Community Involvement. Flowers Foods is committed to giving back to the community. We focus on helping improve the lives of children, feeding the hungry, and supporting veterans. Additionally, our Dave’s Killer Bread brand is built upon the belief that everyone is capable of greatness, and that a second chance can change lives

Community Involvement Highlights

✓  Donated a total of $7.5 million in bakery foods toward the mission of Feeding America and other food banks in 2021.*

✓  Broadened our support of racial equality and education in 2021 with a collective $1.5 million donation to the Thurgood Marshall College Fund (TMCF), the United Negro College Fund, and the NAACP Legal Defense Fund and was a sponsor of #RISE, TMCF’s 2020 annual homecoming and fundraising event.

✓  Through our Wonder Bread and Tastykake brands, we have made a commitment to donate up to $1.8 million to the USO by the end of 2022, inclusive of $1.4 million of donations through fiscal 2021.

✓  We recruit U.S. military veterans, employing more than 550 veterans in 2021.**

✓  Established in 2015, the Dave’s Killer Bread Foundation strives to inspire other businesses to become Second Chance Employers. Several of our bakeries actively participate in second chance employment opportunities with up to 30% of their workforce with criminal backgrounds.

*Total value of product donations in wholesale dollars

**A veteran is any individual who has served honorably on active duty in the Armed Forces of the United States.

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TRANSACTIONS WITH MANAGEMENT

AND OTHERS

Chris Mulford, the son-in-law of George E. Deese, the non-executive chairman of the board of directors, was employed by the company throughout fiscal 2021 as a general manager of a bakery. In fiscal 2021, he was paid an aggregate salary and cash bonus and received vested time-based restricted stock units for total compensation of $277,490. Mr. Mulford is not an executive officer of the company.

Additionally, Margaret Ann Marsh, the daughter of Robert Benton, an executive officer, was employed by the company throughout fiscal 2021 as the Vice President of Sustainability and Environmental Sustainability. In fiscal 2021, she was paid an aggregate salary and cash bonus and received vested time-based restricted stock units for total compensation of $267,467. Ms. Marsh is not an executive officer of the company.

Any transaction between the company and a related party is disclosed to the nominating/corporate governance committee and then presented to the full board of directors for evaluation and approval. The company’s policies with respect to related party transactions are set forth in our corporate governance guidelines, which state that the company does not engage in transactions with related parties if such a transaction would cast into doubt the independence of the director, present the appearance of a conflict of interest or violate any applicable law, rule or regulation. Each of the transactions set forth above were reviewed and approved by the full board of directors in accordance with the company’s policies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(2)	21,348,890	10.00%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	19,628,990	9.29%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(4)	18,676,554	8.83%
(1)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 7, 2022.

(2)

The beneficial ownership reported is based upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Value Fund, Inc. on February 10, 2022. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole dispositive power as to all shares reported and sole voting power as to 8,211,126 shares. T. Rowe Price Mid-Cap Value Fund, Inc. has sole voting power as to 12,985,516 shares and no dispositive power as to any of the shares reported.

(3)

The beneficial ownership reported is based upon a Schedule 13G/A filed by The Vanguard Group on February 10, 2022. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power as to 19,344,088 shares, sole voting power as to zero shares, shared voting power as to 128,260 shares and shared dispositive power as to 284,902 shares.

(4)

The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to all shares reported and sole voting power as to 16,858,758 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Share Ownership of Certain Executive Officers and Directors

The following table lists information as of March 7, 2022 regarding the number of shares owned by each director and each executive officer listed on the Summary Compensation Table included later in this proxy statement and by all of our directors and executive officers as a group. The address of each person in the table is Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757 unless otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Bradley K. Alexander	365,457		*
Edward J. Casey, Jr.	9,021	(2)	*
Thomas C. Chubb, III	19,042	(3)	*
H. Mark Courtney	44,014		*
George E. Deese	3,063,617	(4)	1.44%
Rhonda Gass	19,412	(5)	*
Benjamin H. Griswold, IV	347,317	(6)	*
R. Steve Kinsey	367,017		*
Margaret G. Lewis	56,963	(7)	*
W. Jameson McFadden	9,349,050	(8)	4.41%
A. Ryals McMullian	952,640	(9)	*
James T. Spear	96,317	(10)	*
Melvin T. Stith, Ph.D.	136,058	(11)	*
Terry S. Thomas	9,088	(12)	*
D. Keith Wheeler	90,842		*
C. Martin Wood III	10,091,911	(13)	4.76%
All Directors and Executive Officers as a Group (16 persons)	25,017,766	(14)	11.79%
*	Represents beneficial ownership of less than 1% of Flowers Foods common stock.

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes 5,041 shares of deferred stock, which would be distributed to Mr. Casey if he had separated his service from the company on March 7, 2022.

(3)	Includes 5,041 shares of deferred stock, which would be distributed to Mr. Chubb if he had separated his service from the company on March 7, 2022.

(4)

Includes (i) 50,301 shares owned by the spouse of Mr. Deese, as to which shares Mr. Deese disclaims any beneficial ownership; (ii) 675,000 shares held by a family LLC, over which shares Mr. Deese shares joint voting and dispositive power; (iii) 287,478 shares held by ten family trusts, over which shares Mr. Deese shares joint voting and dispositive power; and (iv) 5,041 shares of deferred stock, which would be distributed to Mr. Deese if he had separated his service from the company on March 7, 2022.

(5)	Includes 8,247 shares of deferred stock, which would be distributed to Ms. Gass if she had separated her service from the company on March 7, 2022.

(6)

Includes (i) 5,062 shares owned by the spouse of Mr. Griswold, as to which shares Mr. Griswold disclaims any beneficial ownership; and (ii) 5,041 shares of deferred stock, which would be distributed to Mr. Griswold if he had separated his service from the company on March 7, 2022.

(7)	Includes 5,041 shares of deferred stock, which would be distributed to Ms. Lewis if she had separated her service from the company on March 7, 2022.

(8)

Includes (i) 460,383 shares held in a trust of which Mr. McFadden is the sole beneficiary and has no voting power over such shares; (ii) 5,041 shares of deferred stock, which would be distributed to Mr. McFadden if he had separated his service from the company on March 7, 2022; (iii) 8,706,747 shares held by investment advisory clients of Wellington Shields & Co., of which Mr. McFadden is president, as to which shares Mr. McFadden disclaims any beneficial ownership; (iv) 129,597 shares held by family trusts, of which Mr. McFadden is trustee, as to which shares Mr. McFadden disclaims any beneficial ownership; and (v) 264 shares held in custodial accounts, of which Mr. McFadden is custodian, as to which shares Mr. McFadden disclaims any beneficial ownership. Mr. McFadden’s business address is Wellington Shields & Co., 140 Broadway, New York, NY 10005.

(9)

Includes (i) time-based restricted stock units of 43,330 shares, all of which are subject to forfeiture; (ii) 20,833 shares held by the spouse of Mr. McMullian and 101,674 shares held by family trusts for the benefit of Mr. McMullian’s minor children, in each case as to which shares Mr. McMullian disclaims any beneficial ownership; and (iii) 55,063 shares held by a corporation of which Mr. McMullian is a director and shares voting and dispositive power over the shares.

(10)

Includes (i) 100 shares held by Mr. Spear’s child, over which shares Mr. Spear shares voting and investment authority; and (ii) 11,218 shares of deferred stock, which would be distributed to Mr. Spear if he had separated his service from the company on March 7, 2022.

(11)

Includes (i) 68 shares held by the spouse of Dr. Stith as custodian for a minor child, as to which shares Dr. Stith disclaims any beneficial ownership; and (ii) 90,231 shares of deferred stock, which would be distributed to Dr. Stith if he had separated his service from the company on March 7, 2022.

(12)	Includes 5,041 shares of deferred stock, which would be distributed to Mr. Thomas if he had separated his service from the company on March 7, 2022.

(13)

Includes (i) 17,934 shares held by a trust of which Mr. Wood is trustee, 6,527,872 shares owned by the spouse of Mr. Wood as to which shares Mr. Wood disclaims any beneficial ownership; (ii) 2,301,915 shares held by trusts of which the spouse of Mr. Wood is independent trustee, which includes 460,383 shares held in a trust of which Mr. McFadden is the sole beneficiary and has sole dispositive power over such shares, in each case as to which shares Mr. Wood disclaims any beneficial ownership; and (iii) 5,041 shares of deferred stock, which would be distributed to Mr. Wood if he had separated his service from the company on March 7, 2022.

(14)	Includes 460,383 shares reported by Mr. McFadden and Mr. Wood as described above.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), with the SEC were timely filed in fiscal 2021 by directors and executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Named Executive	Officer Position	Years with the Company
A. Ryals McMullian	President and Chief Executive Officer	19
R. Steve Kinsey	Chief Financial Officer and Chief Accounting Officer	32
Bradley K. Alexander	Chief Operating Officer	40
D. Keith Wheeler	Chief Sales Officer	34
H. Mark Courtney	Chief Brand Officer	39

2021 In Brief

COVID-19 Impact

We continue to monitor the impact of the ongoing COVID-19 pandemic on our business operations, results of operations, and liquidity.

Our fiscal 2021 sales were down slightly compared to the prior year, which benefitted from unprecedented growth for our branded retail products at the start of the COVID-19 pandemic in March of fiscal 2020 and the additional week in fiscal 2020. Our fiscal 2021 sales were still elevated as compared to our historical pre-pandemic trends as we continued to benefit from the positive mix shift to branded retail products during the ongoing pandemic and favorable pricing. In addition, as the pandemic has progressed and mandatory shutdowns and restaurant closures across the U.S. have eased, our non-retail sales have been recovering. As in fiscal 2020, after its evaluation of the impact of the pandemic on the company, the compensation committee determined not to make any discretionary adjustments to any component of our 2021 executive compensation program that were driven by the impact of the pandemic. However, in recognition and support of our frontline workers, we paid a total of $5.2 million and $12.3 million in appreciation bonuses to eligible hourly and non-exempt employees, leased labor, and contract workers in fiscal 2021 and 2020, respectively. These appreciation bonuses are in addition to the company’s annual bonus program.

A key focus throughout the pandemic has been and continues to be the health and safety of our team members and independent distributor partners. From the start of the pandemic, we have followed the guidance of the U.S. Centers for Disease Control and Prevention, taking a number of recommended steps to safeguard those in our facilities. These steps included, but are not limited to, monitoring the symptoms of everyone entering our facilities, requiring face coverings, maintaining (where possible) social distancing of six feet, conducting enhanced cleaning and sanitizing of common areas and frequently touched surfaces, performing decontamination of work areas and equipment when there is a confirmed or presumptive case of COVID-19 at a facility, and contact tracing. Company-wide bans on non-essential travel and non-essential visitors at all locations were put into place, corporate offices were closed, and office staff were directed to work remotely. In addition, the company issued regular communications about COVID-19 prevention steps. When COVID-19 vaccinations became available, we shared educational information with our team members and encouraged vaccination for those eligible.

Looking Ahead

Today, we are a brands focused company dedicated to the consumer and committed to growing our most profitable brands through innovation, market expansion, and prudent mergers and acquisitions. Based on insights gained from the completion of Project Centennial, we have refined our strategic priorities and our long-term goals which are as follows:

Strategic Priorities:

•	Develop team: Capabilities to build brands and create value.

•	Focus on brands: Enhance relevancy and expand presence. This objective is to invest in our brands to align brands to consumers to maximize our return on investment.

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EXECUTIVE COMPENSATION

•	Prioritize margins: Optimize the portfolio and supply chain.

•	Smart M&A: Disciplined approach to acquisitions in the grain-based foods arena that enhance our branded portfolio and margin profile.

Long-term Goals:

•	Grow sales by 1% to 2% annually (excluding any future acquisitions).

•	Grow Adjusted EBITDA by 4% to 6% annually (excluding any future acquisitions) previously defined.

•	Grow Adjusted earnings per share by 7% to 9% annually.

Consideration of 2021 Say on Pay Vote

We currently hold our say on pay vote every year. At our 2021 annual meeting of shareholders, more than 98% of the shares voted were cast in support of our executive compensation program. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions during the remainder of 2021 and early 2022. Shareholders will have an opportunity to cast an advisory vote on the frequency of future say on pay votes at least every six years. The next required advisory vote on the frequency of future say on pay votes is expected to occur no later than the company’s annual meeting of shareholders in 2023.

Summary of Our Compensation Practices

Practices We Have Adopted	Practices We Do Not Engage in

•  Pay evaluated with reference to a reasonable range around the size-adjusted 50th percentile of market data

•  Long-term incentives that are entirely performance-based for Named Executives

•  Multiple performance measures used in incentive plans

•  Capped incentives

•  Clawback policy

•  Stock ownership guidelines for executives and outside directors and share retention requirements for executives

•  Moderate change of control severance arrangements

•  Double-trigger equity vesting upon a change of control

•  Annual review of tally sheets by the compensation committee

•  Incentives that are risk-mitigated through plan design and administration

•  Compensation committee comprised solely of independent directors

•  Independent compensation consultant who reports directly to the compensation committee

•  Anti-hedging policy for executives and outside directors

•  Employment agreements

•  Dividend equivalents on unvested performance shares

•  Income tax gross-ups

•  Excise tax gross-ups on change of control severance

•  Backdating or repricing of stock options

•  Pension credited service for years not worked

•  Employee/director perquisites

EXECUTIVE COMPENSATION GENERALLY

Objectives of Executive Compensation

The primary objective of our executive compensation program is to attract, retain and motivate qualified executives necessary for the future success of the company and the maximization of shareholder value. Our executive compensation program is designed to motivate our executives by rewarding them for the achievement of specific annual, long-term and strategic goals of the company. The program aligns our executives’ interests with those of our shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. We strive to foster a sense of ownership among our executives by establishing stock ownership guidelines that require them to maintain ownership of a specified amount of our common stock.

The compensation committee evaluates both performance and compensation to help ensure that (i) the company maintains its ability to attract, retain and motivate the most qualified executives; (ii) each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies; and (iii) each of the company’s primary objectives with

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EXECUTIVE COMPENSATION

respect to compensation is being fulfilled. To meet those goals, our executive compensation program has historically included three primary components:

•	base salary;

•	annual cash incentive awards; and

•	long-term incentives, through stock-based compensation.

Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change of

Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change of control of the company. We do not offer perquisites as part of our executive compensation program.

Each element of our executive compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. Salary, non-equity incentive compensation, and equity compensation expressed as a percentage of primary compensation elements for each Named Executive for the fiscal year ended January 1, 2022 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by individual role and responsibilities, in addition to Relevant Market Data (as defined below) for each element of pay.

Role of Executive Officers in Compensation Decisions

The compensation committee, which is comprised solely of independent directors, has overall responsibility for evaluating, analyzing and approving the company’s compensation plans, policies and programs.

The president and chief executive officer, with the assistance of the chief human resources officer, consults with and advises the compensation committee with respect to the company’s compensation philosophy and makes recommendations regarding the compensation of other executive officers including the Named Executives, but not regarding his own compensation. All recommendations of the president and chief executive officer to the compensation committee regarding the compensation of other executive officers are independently evaluated by the committee.

The chief financial officer, or his designee, assists the compensation committee in understanding the key drivers of company performance, particularly those measures used in our annual cash incentive and long-term incentive plans and also provides the compensation committee with regular updates on company performance as it relates to certain performance measures used in our annual cash incentive and long-term incentive plans.

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EXECUTIVE COMPENSATION

Compensation Consultants

For fiscal 2021, the compensation committee engaged Meridian as its independent compensation consultant. At the compensation committee’s request, Meridian evaluated the competitiveness of the base salaries, annual cash incentives and long-term incentives awarded to the Named Executives, provided competitive market data on new compensation arrangements and evaluated the continued appropriateness of existing arrangements. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee on compensation questions and issues as they arose.

In February 2022, the compensation committee, in accordance with SEC rules and regulations, considered all relevant factors related to consultant conflicts of interest. In connection with this review, the compensation committee specifically considered the following six factors established by the SEC:

•	the provision of other services to the company by the consultant’s employer;

•	the amount of fees received from the company by the consultant’s employer as a percentage of total revenue;

•	the policies and procedures of the consultant’s employer designed to prevent conflicts of interest;

•	any business or personal relationship of the consultant with a member of the compensation committee;

•	any stock of the company owned by the consultant; and

•	any business or personal relationship of the consultant or the consultant’s employer with an executive officer of the company.

As a result of its review, the compensation committee determined that the work of the compensation consultant did not raise any conflicts of interest.

Compensation Benchmarking

Because there are not many food companies similar in size to Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay data to evaluate base salary, target annual cash incentive and long-term incentive opportunity based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry (the “Relevant Market Sector”) survey data when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company (the “Relevant Market Data”). When establishing pay levels for fiscal 2021, data was collected from the Willis Towers Watson Executive Compensation Database using both general industry data (from 700+ companies, the identities of which were not material to the analysis) and data from the Food & Beverage industry cut comprised of the following companies:

WILLIS TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — FOOD & BEVERAGE COMPANIES
American Dehydrated Foods	Farmer Brothers	Molson Coors Brewing
American Sugar Refining	Ferrara Candy Company	Mondelez
Anheuser-Busch	General Mills	Niagara Bottling
Bush Brothers & Company	Glanbia Group Services	Rich Products
Campbell Soup	Grande Cheese	Sargento Foods
Chewy.com	J.M. Smucker	Schreiber Foods
Community Coffee	Kent Corporation	Smithfield Foods
ConAgra Foods	Kerry Group	Southern Glazer’s Wine and Spirits
Constellation Brands	Keurig Dr. Pepper	Tyson Foods
Dairy Farmers of America	Land O’Lakes	Ventura Foods
Danone North America	Mars Incorporated	Wayne Farms
Diageo North America		Wells Enterprises
E.A. Sween Company

The Relevant Market Data obtained from the companies above was used to evaluate target pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect appropriate scope of revenue responsibility. Pay opportunities are generally established with reference to the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target annual cash incentive and long-term incentive opportunity). Individual positioning relative to Relevant Market Data may vary based on tenure, years of experience in role, individual and company performance, future potential, or other factors. This approach sets executive pay opportunities at levels we believe are competitive and help attract, retain and motivate the most qualified executives.

The compensation committee concluded that the proposed 2021 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with a pay-for-performance philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align interests with those of the company’s shareholders.

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EXECUTIVE COMPENSATION

CASH COMPENSATION

Base Salary

Base salary represents the fixed and recurring part of each Named Executive’s annual compensation. Its objective is to reward experience and expertise, functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held), career development, skills and competencies. It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.

We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to the Relevant Market Data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.

Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through benchmarking analysis of the Relevant Market Data and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.

Individual salaries for Named Executives reporting directly to the president and chief executive officer are subject to approval by the compensation committee after consideration of the recommendations he submits. The president and chief executive officer’s salary is subject to review and approval by the compensation committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation committee and the board of directors.

The following table shows the fiscal 2021 and fiscal 2020 base salary rates for the Named Executives. Effective January 3, 2021, Mr. McMullian’s base salary was increased by 25.4% in recognition of his strong leadership in driving company performance during the COVID-19 pandemic, and to more closely align with salaries among our peers. The other Named Executives’ base salaries were each increased slightly as reflected in the table below.

Named Executive	Fiscal 2020 Salary Rate	Fiscal 2021 Salary Rate	Percent Change
A. Ryals McMullian, President and Chief Executive Officer	$717,500	$900,000	25.4%
R. Steve Kinsey, Chief Financial Officer and Chief Accounting Officer	$604,109	$619,212	2.5%
Bradley K. Alexander, Chief Operating Officer	$563,750	$577,843	2.5%
D. Keith Wheeler, Chief Sales Officer	$481,000	$493,506	2.6%
H. Mark Courtney, Chief Brand Officer	$410,000	$420,250	2.5%

Annual Executive Cash Incentive Awards

For 2021, the annual cash incentive awards were granted to Named Executives under our Omnibus Plan. The awards were designed to provide an incentive to achieve critical annual goals that lead to our long-term success. We choose to provide annual cash incentive award opportunities in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation.

For 2021, the compensation committee established target annual cash incentive levels under the Omnibus Plan, which are expressed as a percentage of each Named Executive’s base salary (the “Target Annual Incentive Percentage”). No changes were made to the Named Executives’ Target Annual Incentive Percentages from fiscal 2021. Target Annual Incentive Percentages for each Named Executive for fiscal 2021 were as follows:

Named Executive	Target Annual Incentive Percentage (as % of base salary)
A. Ryals McMullian, President and Chief Executive Officer	120.00%
R. Steve Kinsey, Chief Financial Officer and Chief Accounting Officer	80.00%
Bradley K. Alexander, Chief Operating Officer	80.00%
D. Keith Wheeler, Chief Sales Officer	70.00%
H. Mark Courtney, Chief Brand Officer	60.00%

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EXECUTIVE COMPENSATION

2021 annual cash incentives are awarded to participating Named Executives based on the following formula:

•	the Named Executive’s base salary; multiplied by

•	the Target Annual Incentive Percentage; multiplied by

•

the “Actual Annual Incentive Percentage,” a percentage based upon the company’s actual adjusted EBITDA for the fiscal year as compared to the payout scale below which uses straight-line interpolation between points. The scale also shows the percentage of the 2021 Adjusted EBITDA Goal (as defined below) achieved and the related applicable annual cash incentive percentages:

Level of Achievement	% of Adjusted EBITDA Goal Achieved	Applicable Annual Cash Incentive Percentage of Target
Maximum	115.0%	200.0%
Target	100.0%	100.0%
Threshold	90.0%	30.0%
Actual	103.6%	124.2%

The Actual Annual Incentive Percentage would have been 0% if actual adjusted EBITDA were less than 90% of the 2021 Adjusted EBITDA Goal. This mechanism provided motivation for each Named Executive to strive for improved company performance in 2021 even if the 2021 Adjusted EBITDA Goal itself was not attained.

The company does not pay annual cash incentive awards under the Omnibus Plan to any Named Executive until such time as the compensation committee has certified the Actual Annual Incentive Percentage and the annual report on Form 10-K for the applicable fiscal year has been filed with the SEC. For 2021, the Company achieved adjusted EBITDA of $490,860,227 versus the target of $473,665,104 (the “2021 Adjusted EBITDA Goal”). Actual annual cash incentive amounts earned by each Named Executive for 2021 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to grant long-term incentive compensation opportunity because it aligns Named Executives’ interests with those of shareholders and helps to retain a stable management team.

Equity and Performance Compensation Awards

In keeping with the compensation committee’s pay-for-performance philosophy, stock-based incentives comprise our entire long-term incentive program and a significant portion of total compensation opportunity for Named Executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, reward performance over the long-term and align the Named Executives’ interests with those of our shareholders. The 2021 awards under the Omnibus Plan contain elements designed to focus the Named Executives’ attention on one of the company’s primary goals – the long-term success of the company, and ultimately, the enhancement of shareholder value. Individual long-term incentive grants are reviewed annually and approved by the compensation committee with reference to the Relevant Market Data it receives from its compensation consultant.

Similar to our 2020 grants, the compensation committee allocated equity-based awards for 2021 between two types of performance-contingent restricted stock, as described below. The use of performance-contingent restricted stock is intended to encourage Named Executives to focus on capital investments that produce returns in excess of the Company’s weighted average cost of capital, based on the quarterly book value of the Company’s debt obligations and equity capital, respectively, as adjusted to account for costs and market volatility in the manner set forth in the

Company’s 2021 Form of Performance Share Agreement (“WACC”), and to enhance the company’s total shareholder return (“TSR”) relative to food industry peers.

The determination of 2021 performance-contingent restricted stock award levels for the Named Executives was based on the Relevant Market Data.

The 2021 performance-contingent restricted stock agreement (the “Performance Restricted Stock Agreement”) provides the terms and conditions under which the shares of restricted stock will vest. The vesting of the 2021 awards occurs approximately three years from the date of grant (after the filing of our Annual Report on Form 10-K) to the extent that the vesting conditions described below are satisfied. The performance will be measured from January 3, 2021 to December 30, 2023 (the “ROIC Performance Period”) for ROIC-based performance-contingent restricted stock and from January 1, 2021 to December 31, 2023 for TSR-based performance-contingent restricted stock (the “TSR Performance Period”).

ROIC-Based Performance-Contingent Restricted Stock Awards. Similar to our 2020 awards, the Performance Restricted Stock Agreement provides that, as to 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “ROIC-Based Award”),

34    FLOWERS FOODS, INC. - 2022 Proxy Statement

EXECUTIVE COMPENSATION

vesting will occur in the manner set forth below, if the Company’s return on invested capital (“ROIC”) exceeds its WAAC by the following levels during the ROIC Performance Period:

ROIC minus WACC	Payment Percentage (% of Target)
Less than 175 basis points	0%
175 basis points	50%
375 basis points	100%
475 basis points or above	125%

For performance between the levels described above, the degree of vesting is interpolated on a linear basis.

ROIC is based on the following formula:

•	the time-weighted quarterly average during the ROIC Performance Period of the sum of net income and after-tax interest expense divided by the sum of the time-weighted two-point average quarterly book value of the Company’s debt and the time-weighted two-point average quarterly book value of the company’s equity capital. GAAP amounts used in the calculation of ROIC shall be adjusted for items that in the compensation committee’s judgment affect comparability during the ROIC Performance Period and/or between the numerator and denominator.

TSR-Based Performance-Contingent Restricted Stock Awards. The Performance Restricted Stock Agreement provides that, as to the remaining 50% of the restricted stock underlying each Named Executive’s performance-contingent restricted stock award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by Company TSR over the TSR Performance Period, as compared to the TSR of the companies in a specified peer group (the “TSR Peer Group”).

TSR is based on the following formula:

•	stock price change plus dividends; divided by

•	beginning stock price.

For 2021, the TSR Peer Group consisted of the following 17 publicly traded packaged food and meats companies:

B&G Foods, Inc.	The J.M. Smucker Company
Campbell Soup Company	Kellogg Company
Conagra Brands, Inc.	The Kraft Heinz Company
General Mills, Inc.	Lancaster Colony Corporation
The Hain Celestial Group, Inc.	McCormick & Company, Incorporated
The Hershey Company	Mondelez International, Inc.
Hormel Foods Corporation	Post Holdings, Inc.
Hostess Brands, Inc.	Treehouse Foods, Inc.
J&J Snack Foods Corp.

Hypothetical payouts based on the TSR for the company and each member of the TSR Peer Group are calculated at the end of each of the final four quarters of the TSR Performance Period using the performance/payout schedule below and then averaged to determine the actual payout:

Percentile of Company TSR vs. Peer Group TSR	Payment Percentage (% of Target)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%

For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis.

Vesting Upon Death, Disability, Retirement or Change of Control. For the 2021 grants, if the grantee dies or becomes disabled, the performance-contingent restricted stock awards generally vest at target level immediately. If the grantee retires at age 65 (or age 55 with at least ten years of service with the company) or later, on the normal vesting date the grantee will receive a prorated number of shares based upon the retirement date and actual performance for the entire performance period. For the 2021 grants, “double-trigger” vesting applies if a change of control occurs. In addition to change of control, double-trigger vesting requires either that an award fail to be assumed by a successor employer or that the executive’s employment be terminated under specific circumstances within a specified period of time following the change of control before accelerated vesting can occur.

Dividends. Dividends accrue on the restricted stock and are paid in cash to the executive on the vesting date on all shares of restricted stock that vest.

Timing of Grants. Performance-contingent restricted stock awards were granted on January 3, 2021. It is expected that this approximate timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances, we typically do not grant equity awards to the Named Executives at other dates.

2019 Awards. In fiscal 2019, the company granted each Named Executive a performance-contingent restricted stock award, with 50% of the award vesting based on ROIC during the performance period beginning on December 30, 2018 and ending on January 1, 2022, and 50% of the award vesting based on TSR during the performance period beginning on January 1, 2019 and ending on December 31, 2021. As previously disclosed, the performance objectives applicable to the 2019 performance-contingent restricted stock awards were substantially similar to the design of the 2021 performance-contingent restricted stock awards, including the payout levels at various levels of performance against the applicable targets, except that:

•	For the 2019 ROIC-based awards, WACC is defined as the sum of the after-tax cost of each company capital component times its weight;

•	For the 2019 ROIC-based awards, ROIC is based on the following formula: net income plus after tax interest plus or minus adjustments for extraordinary, infrequent or unusual items; divided by 3-quarter-end average of debt plus shareholders equity; and

•	For the 2019 TSR-based awards, the TSR peer group is the same as for the 2021 awards, except that it includes Dean Foods Company and excludes Hostess Brands, Inc.

The ROIC-based performance-contingent restricted stock awards granted to the Named Executives in fiscal 2019 vested in early fiscal 2022 at 125% of target as a result of company ROIC during the three-fiscal year performance period exceeding company WACC by 569 basis points.

The TSR-based performance-contingent restricted stock awards granted to the Named Executives in fiscal 2019 vested at 137% of target as a result of the company’s TSR from January 1, 2019, through each of the last four quarters in calendar year 2021, placing it in the 59th percentile, in the 59th percentile, in the 71st percentile, and in the 71st percentile for the respective quarters of the companies in the applicable TSR peer group for an average of the 65th percentile.

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EXECUTIVE COMPENSATION

Recoupment (“Clawback”) Provision

The Omnibus Plan provides the compensation committee with the flexibility to determine whether to provide for the cancellation or forfeiture of an award or annual cash incentive or the forfeiture and repayment to the company of any gain related to an award if a participant has engaged in detrimental activity. Currently, the company’s performance share award agreements provide for such cancellation, forfeiture or repayment, as applicable.

The recoupment provision provides that if the board of directors has reliable evidence of knowing misconduct by a participant that results in an overstatement of the company’s earnings or other financial measurements that were taken into consideration in awarding grants or annual cash incentive awards and, as a result of such overstatement, the participant (i) received an annual cash incentive award and/or (ii) either received a grant or had a prior grant vest or become nonforfeitable, the participant shall be required to reimburse (or forfeit, as the case may be) the full amount of any grants or annual cash incentive awards that resulted from the overstatement.

On November 15, 2019, the board adopted a standalone clawback policy (the “Clawback Policy”), which was incorporated in long-term incentive awards beginning with the 2020 grants. The Clawback Policy applies to executive officers and provides for mandatory recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements and discretionary recoupment in the event the recipient engages in detrimental activity.

Anti-Hedging Policy

The company’s insider trading policy prohibits short-term, speculative trading practices and hedging by executive officers, including any Named Executives, and directors.

RETIREMENT & OTHER POST-EMPLOYMENT BENEFITS

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Omnibus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

The company provides a defined contribution benefit to executives through the 401(k) Plan and the EDCP.

Executive Deferred Compensation Plan

The EDCP provides additional deferred compensation opportunities to certain members of management. In particular, the EDCP allows these members of management to defer the receipt of a percentage of their salary and annual cash incentive award. The EDCP is not a tax-qualified plan.

The participants’ deferrals are credited to a bookkeeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid.

Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. In general, interest is considered above-market for Summary Compensation Table reporting purposes if earned at a rate that exceeds 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Interest credited to the EDCP on behalf of the Named Executives amounted to $285,636 for fiscal 2021.

Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon a specific date or termination of employment.

Distributions from the EDCP are made from the company’s general assets. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

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EXECUTIVE COMPENSATION

Change of Control Severance

We maintain a change of control severance arrangement with our executives, including the Named Executives, as set forth in the Flowers Foods, Inc. Change of Control Plan (the “Change of Control Plan”). Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change of control, and post-employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). The Change of Control Plan rewards executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to make such payments to obtain the business objectives mentioned. The Change of Control Plan provides double-trigger severance at amounts that we believe are market-appropriate, has no excise tax gross-up provisions and is consistent with current corporate governance norms (see section entitled “Potential Payments upon Termination or Change of Control” in this proxy statement for additional details). In 2015, the compensation committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and target annual cash incentive.

Executive Share Ownership Guidelines

Based on the view of the compensation committee that the ownership of an equity interest in the company by executives, including Named Executives, is a component of good corporate governance and aligns executive and shareholder interests, share ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. All direct holdings of our common stock, certain indirect holdings, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. The guidelines for the

Named Executives, which were amended by the board of directors in February 2016, are set forth in the table below.

The holdings of each of the Named Executives are currently either at the guideline or on track to meet it, and progress toward the guidelines is reviewed annually by the nominating/corporate governance committee.

Executives subject to the guidelines must hold at least 75% of all net shares received through vesting or realized through stock option exercises until the applicable guidelines are achieved.

Named Executive	Share Ownership Guideline
President and Chief Executive Officer	6 times base salary
Chief Financial Officer and Chief Accounting Officer	3 times base salary
Chief Operating Officer	3 times base salary
Chief Sales Officer	2 times base salary
Chief Brand Officer	2 times base salary

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, Ms. Lewis, Mr. Griswold, and Dr. Stith served on the compensation committee. No member of the compensation committee was, during 2021, an officer or employee of the company, was formerly an officer of the company, or had any relationship requiring disclosure by the company as a related party transaction under Item 404 of

Regulation S-K. During 2021, none of the company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the company’s board of directors or its compensation committee.

COMPENSATION COMMITTEE REPORT

The compensation committee is responsible for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, filed with the SEC and proxy statement for the 2022 annual meeting of shareholders.

The Compensation Committee of the Board of Directors:

Margaret G. Lewis, Chair

Benjamin H. Griswold, IV

Melvin T. Stith, Ph.D.

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EXECUTIVE COMPENSATION

FISCAL 2021 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended January 1, 2022, January 2, 2021 and December 28, 2019 of the Named Executives, which consist of the chief executive officer, the chief financial officer and each of the three other most highly compensated executive officers of Flowers Foods who were serving as executive officers at the end of the 2021 fiscal year, except with respect to H. Mark Courtney, for whom only fiscal 2020 and 2021 compensation is reported because he was not a Named Executive in fiscal 2019. For an explanation regarding the amount of salary and annual incentive awards in proportion to total compensation of the Named Executives, see the section above titled “Executive Compensation — Compensation Discussion and Analysis—Mix of Compensation Opportunity.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Comp. ($)(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(4)	All Other Comp. ($)(5)	Total ($)
A. Ryals McMullian	2021	896,490	3,599,802	1,341,360	38,286	103,967	5,979,905
President and	2020	726,452	2,600,146	1,674,293	31,380	54,499	5,086,770
Chief Executive Officer	2019	640,577	2,599,513	363,720	21,542	40,565	3,665,917
R. Steve Kinsey	2021	615,146	1,117,469	611,497	29,174	66,236	2,439,522
Chief Financial Officer and	2020	611,760	1,090,444	979,268	34,806	45,450	2,761,728
Chief Accounting Officer	2019	585,781	1,063,333	291,485	73,509	40,603	2,054,711
Bradley K. Alexander	2021	574,049	1,042,906	570,644	66,537	61,698	2,315,834
Chief Operating Officer	2020	570,889	1,017,530	913,846	71,583	41,996	2,615,844
	2019	545,623	863,584	258,062	155,077	37,586	1,859,932
D. Keith Wheeler	2021	490,265	770,328	426,438	6,491	43,895	1,737,417
Chief Sales Officer	2020	487,563	751,579	682,904	6,938	35,352	1,964,336
	2019	466,862	733,209	203,272	55,773	31,759	1,490,875
H. Mark Courtney	2021	417,491	491,825	363,138	16,892	41,130	1,330,476
Chief Brand Officer	2020	400,577	450,106	517,769	17,406	28,300	1,414,158
(1)

Named Executives may elect to defer amounts into the 401(k) Plan (up to the U.S. Internal Revenue Service (“IRS”) limits) and into the EDCP. Amounts of salary deferred during fiscal 2021 were as follows:

Name	Salary Deferrals into 401(k) Plan ($)	Salary Deferrals to EDCP ($)	Total ($)
A. Ryals McMullian	26,000	547,112	573,112
R. Steve Kinsey	26,000	43,060	69,060
Bradley K. Alexander	26,000	411,925	437,925
D. Keith Wheeler	26,000	—	26,000
H. Mark Courtney	26,000	123,589	149,589
(2)

Grant date fair value of performance-contingent restricted stock (reported in the “Stock Awards” column) made under the Omnibus Plan in fiscal years 2019, 2020 and 2021 and compiled in accordance with ASC 718 based on the probable outcome of the performance goals as of the grant date. See Note 2 and Note 18 to the company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2022 and Note 2 and Note 19 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal years ended January 2, 2021, and December 28, 2019, respectively, for a description of the assumptions made in the valuation of stock awards under ASC 718. Assuming the highest levels of performance conditions are achieved at a grant date stock price of $27.63, the aggregate value at the grant date of the ROIC-based and TSR-based performance-contingent restricted stock awards granted in 2021 would be as follows: Mr. McMullian, $5,361,613; Mr. Kinsey, $1,664,380; Mr. Alexander, $1,553,323; Mr. Wheeler $1,147,341; and Mr. Courtney, $732,533.

(3)	Non-equity incentive plan compensation includes all performance-based cash awards under the Omnibus Plan earned by the Named Executives during the fiscal year.

(4)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Comp. Earnings” column for 2021 represent only the portion of earnings under the EDCP that are “above-market” for purposes of the applicable disclosure rules.

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EXECUTIVE COMPENSATION

(5)	Amounts reported in the “All Other Comp.” column for 2021 are reported in the table below.

Name	Employer Contributions to Section 401(k) Plan ($)	Employer Contributions to EDCP ($)	Total ($)
A. Ryals McMullian	17,400	86,567	103,967
R. Steve Kinsey	17,400	48,836	66,236
Bradley K. Alexander	17,400	44,298	61,698
D. Keith Wheeler	17,400	26,495	43,895
H. Mark Courtney	17,400	23,730	41,130

FISCAL 2021 GRANTS OF PLAN-BASED AWARDS

The following table details grants made during the fiscal year ended January 1, 2022 pursuant to incentive plans in place at Flowers Foods as of that date:

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Ryals McMullian
Non-Equity Incentive Plan Award		324,000	1,080,000	2,160,000					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/3/2021				36,450	72,900	91,125		1,649,727
TSR-Based Performance Contingent Restricted Stock Grant	1/3/2021				36,450	72,900	145,800		1,950,075
R. Steve Kinsey
Non-Equity Incentive Plan Award		148,611	495,370	990,739					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/3/2021				11,315	22,630	28,288		512,117
TSR-Based Performance Contingent Restricted Stock Grant	1/3/2021				11,315	22,630	45,260		605,353
Bradley K. Alexander
Non-Equity Incentive Plan Award		138,682	462,274	924,549					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/3/2021				10,560	21,120	26,400		477,946
TSR-Based Performance Contingent Restricted Stock Grant	1/3/2021				10,560	21,120	42,240		564,960
D. Keith Wheeler
Non-Equity Incentive Plan Award		103,636	345,454	690,908					—
ROIC-Based Performance Contingent Restricted Stock Grant	1/3/2021				7,800	15,600	19,500		353,028
TSR-Based Performance Contingent Restricted Stock Grant	1/3/2021				7,800	15,600	31,200		417,300
H. Mark Courtney
Non-Equity Incentive Plan Award		88,253	294,175	588,350
ROIC-Based Performance Contingent Restricted Stock Grant	1/3/2021				4,980	9,960	12,450		225,395
TSR-Based Performance Contingent Restricted Stock Grant	1/3/2021				4,980	9,960	19,920		266,430
(1)

Annual cash incentive awards are earned based on the achievement of a specified adjusted EBITDA goal. The Threshold amount is 30% and presents the lowest possible payout assuming the minimum level of achievement. Should the performance not meet the minimum level of achievement, the payout would be zero.

(2)	Grant date fair value of performance-contingent restricted stock compiled in accordance with ASC 718 based on the probable outcome of the performance goals as of the grant date.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table details all equity awards granted and outstanding as of January 1, 2022, the company’s most recent fiscal year end:

		Stock Awards
Name and Grants	Grant Date for Equity- Based Awards(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A. Ryals McMullian
ROIC-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	72,900	2,002,563
TSR-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	72,900	2,002,563
ROIC-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	69,537	1,910,181
TSR-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	55,630	1,528,156
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	32,750	899,643	—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	35,894	986,008	—	—
ROIC-Based Performance Contingent Restricted Stock Grant(3)	5/23/2019	13,787	378,729	—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	5/23/2019	15,111	415,099	—	—
Time-Based Restricted Stock Units(4)	5/23/2019	43,330	1,190,275	—	—
R. Steve Kinsey
ROIC-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	22,630	621,646
TSR-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	22,630	621,646
ROIC-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	29,162	801,080
TSR-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	23,330	640,875
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	33,337	915,767	—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	36,537	1,003,671	—	—

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EXECUTIVE COMPENSATION

		Stock Awards
Name and Grants	Grant Date for Equity- Based Awards(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bradley K. Alexander
ROIC-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	21,120	580,166
TSR-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	21,120	580,166
ROIC-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	27,212	747,514
TSR-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	21,770	598,022
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	27,075	743,750	—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	29,674	815,145	—	—
D. Keith Wheeler
ROIC-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	15,600	428,532
TSR-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	15,600	428,532
ROIC-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	20,100	552,147
TSR-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	16,080	441,718
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	22,987	631,453	—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	25,194	692,079	—	—
H. Mark Courtney
ROIC-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	9,960	273,601
TSR-Based Performance Contingent Restricted Stock Grant(1)	1/3/2021	—	—	9,960	273,601
ROIC-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	12,037	330,656
TSR-Based Performance Contingent Restricted Stock Grant(2)	12/29/2019	—	—	9,630	264,536
Time-Based Restricted Stock Units(5)	12/30/2018	828	22,745	—	—
ROIC-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	3,600	98,892	—	—
TSR-Based Performance Contingent Restricted Stock Grant(3)	12/30/2018	3,945	108,369	—	—

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EXECUTIVE COMPENSATION

(1)

The performance measurement periods for the 2021 ROIC-Based Performance-Contingent Restricted Stock awards and the 2021 TSR-Based Performance-Contingent Restricted Stock awards run from January 3, 2021 to December 30, 2023 and from January 1, 2021 to December 31, 2023, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2023 fiscal year. These awards are reported at the target level.

(2)

The performance measurement periods for the 2020 ROIC-Based Performance-Contingent Restricted Stock awards and the 2020 TSR-Based Performance-Contingent Restricted Stock awards run from December 29, 2019 to December 31, 2022 and from January 1, 2020 to December 31, 2022, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2022 fiscal year. The 2019 ROIC-Based Performance-Contingent Restricted Stock is reported at the maximum level. The 2019 TSR-Based Performance-Contingent Restricted Stock awards are reported at the target level.

(3)

The performance measurement periods for the 2019 ROIC-Based Performance-Contingent Restricted Stock awards and the 2019 TSR-Based Performance-Contingent Restricted Stock ended on January 1, 2022 and December 31, 2021, respectively, and both awards vested upon the filing of the Annual Report on Form 10-K for the company’s 2021 fiscal year. The amounts reported in the table represent the portions of the awards earned based on performance for the full performance periods. The ROIC-Based Performance-Contingent Restricted Stock award payout was 125% and the TSR-Based Performance-Contingent Restricted Stock award payout was 137%.

(4)	Generally vests on the fourth anniversary of the grant date, subject to continuous employment.

(5)	Vested on January 5, 2022.

STOCK VESTED IN FISCAL 2021

The following table details vesting of restricted awards during the fiscal year ended January 1, 2022.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. Ryals McMullian	—	—
R. Steve Kinsey	—	—
Bradley K. Alexander	—	—
D. Keith Wheeler	—	—
H. Mark Courtney	827	18,773

FISCAL 2021 NONQUALIFIED DEFERRED COMPENSATION

Name	Employee Contributions in FY 2021 ($)(1)	Employer Contributions in FY 2021 ($)(2)	Aggregate Earnings in FY 2021 ($)(3)	Aggregate Withdrawals/ Distributions in FY 2021 ($)	Aggregate Balance at 01/01/2022 ($)(4)
A. Ryals McMullian	547,112	86,567	70,152	—	1,665,035
R. Steve Kinsey	43,060	48,836	52,710	—	1,175,654
Bradley K. Alexander	411,925	44,298	120,652	—	2,691,877
D. Keith Wheeler	—	26,495	11,553	—	272,334
H. Mark Courtney	123,589	23,730	30,569	—	704,206
(1)	Amounts shown are deferrals of 2021 salary earned, and are included in “Salary” in the Summary Compensation Table for the 2021 fiscal year.

(2)	Amounts are included in “All Other Compensation” in the Summary Compensation Table for the 2021 fiscal year.

(3)

Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table for 2021 as “Nonqualified Deferred Compensation Earnings” for the 2021 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table for 2021 is as follows: Mr. McMullian $38,286; Mr. Kinsey $29,174; Mr. Alexander $66,537; Mr. Wheeler $6,491; and Mr. Courtney $16,892.

(4)

The cumulative portion of the aggregate balance at January 1, 2022 reported in the Summary Compensation Table for all years prior to 2021 is as follows : Mr. McMullian $961,204; Mr. Kinsey $1,031,048; Mr. Alexander $2,115,002; Mr. Wheeler $234,286; and Mr. Courtney $526,318.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE OF CONTROL

Payments Made Upon Termination Following a Change of Control

The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is/was entitled to the following payments:

•	an amount equal to three times (in the case of Mr. McMullian) and two times (in the case of Messrs. Kinsey, Alexander, Wheeler and Courtney) the executive’s annual base salary and target annual cash incentive award under the Omnibus Plan at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•	a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•	up to $25,000 of outplacement services for up to one year following termination.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to the “best net” amount, representing either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.

In 2015, the compensation committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and target annual cash incentive award.

The following events would constitute a change of control under the Change of Control Plan:

•	any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•	all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•	a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the Change of Control Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board of directors on the effective date of the Change of Control Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•	approval by the company’s shareholders of a complete liquidation or dissolution of the company.

For purposes of the Change of Control Plan, the protection period includes:

•	the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•	the six-month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

The Change of Control Plan includes a one-year covenant not to compete with respect to the trade or business of the successor entity. The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company.

Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.

Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by (or in the limited circumstances described above, preceded by) the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.

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EXECUTIVE COMPENSATION

Payments Made Upon Death or Disability, Retirement or Change of Control

If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he is generally entitled to the following items:

•	immediate vesting in all unvested stock options, of which currently there are none;

•	in the cases of death or disability, immediate vesting in the performance-contingent restricted stock award at target amount; and

•	in the case of retirement, for the performance-contingent restricted stock awards, at the normal vesting date a prorated award based upon the retirement date and actual performance (for purposes of the calculations that follow, if actual results are unknown, target values are used).

All equity awards granted under the Omnibus Plan include a double-trigger vesting mechanism upon a change of control.

Amounts shown in the table below represent estimated amounts payable (or realizable) by the company to each Named Executive upon death, disability, or retirement, a change of control without termination or termination in connection with a change of control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on December 31, 2021, the last business day of fiscal 2021. Values in the tables for equity-based awards are calculated using the closing market price of $27.47 of the company’s common stock on December 31, 2021.

Name	Death/ Disability ($)	Retirement ($)	Change of Control Without Termination ($)	Termination Following Change of Control(1) ($)
A. Ryals McMullian
Cash Severance	—	—	—	5,940,000
Equity Payout	10,297,130	N/A	—	13,520,531
Other Benefits(2)	—	—	—	56,699
TOTAL	10,297,130	N/A	—	19,517,230
R. Steve Kinsey
Cash Severance	—	—	—	2,229,163
Equity Payout	3,990,292	3,188,408	—	5,287,557
Other Benefits(2)	—	—	—	50,669
TOTAL	3,990,292	3,188,408	—	7,567,389
Bradley K. Alexander
Cash Severance	—	—	—	2,080,235
Equity Payout	3,546,377	2,743,041	—	4,711,778
Other Benefits(2)	—	—	—	50,669
TOTAL	3,546,377	2,743,041	—	6,842,682
D. Keith Wheeler
Cash Severance	—	—	—	1,677,920
Equity Payout	2,750,846	2,198,199	—	3,645,151
Other Benefits(2)	—	—	—	49,109
TOTAL	2,750,846	2,198,199	—	5,372,180
H. Mark Courtney
Cash Severance	—	—	—	1,428,850
Equity Payout	1,302,353	831,278	—	1,757,573
Other Benefits(2)	—	—	—	50,669
TOTAL	1,302,353	831,278	—	3,237,092
(1)	In addition to amounts payable under the Change of Control Plan, each Named Executive is entitled to his pro rata share of any award earned under the Omnibus Plan in the year of termination.

(2)

Other Benefits includes the estimated cost of outplacement services and a lump sum amount representing 18 months of continued health and welfare benefits in accordance with the terms of the Change of Control Plan.

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EXECUTIVE COMPENSATION

PAY RATIO DISCLOSURE

Year	CEO Total Compensation ($)	Median Employee Total Compensation ($)	Ratio of CEO to Median Employee Total Compensation
2021	6,002,395	68,873	87.2:1

Our chief executive officer’s annual total compensation is 87.2 times that of the median of the annual total compensation of all our employees other than the chief executive officer. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We used the following methodology in calculating the pay ratio:

1.

We included all employees active as of our determination date of December 31, 2021, with the exception of our current chief executive officer, to identify the median employee. We did not include any (i) employees with 2021 compensation who were no longer active as of December 31, 2021, (ii) contract labor employees, (iii) independent distributors, (iv) leased labor employees or (v) employees hired prior to December 31, 2021 without 2021 compensation. We do not have any employees located outside of the United States.

2.

We found the median employee using 2021 gross compensation reported to the U.S. Internal Revenue Service on Form W-2 for the period of January 1, 2021 to December 31, 2021. Specifically, we used Form W-2, Box 5, Medicare Wages and Tips.

3.

The total compensation reported for our chief executive officer is from the Summary Compensation Table on page 38 of this proxy statement and also includes employer-provided health and wellness benefits. The total compensation reported for the median employee is the total amount of compensation paid to the median employee during the period of January 1, 2021 to December 31, 2021, calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, and also includes employer-provided health and wellness benefits.

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DIRECTOR COMPENSATION

General

Based upon the recommendations of the nominating/corporate governance committee, the board of directors considers and establishes director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.

2021 Director Compensation Package

During 2021, the directors’ compensation package for non-employee directors was based on the following principles:

•	a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

•	directors should have an equity interest in the company; and

•	total compensation should be structured to attract and retain a diverse and superior board of directors.

The nominating/corporate governance committee annually reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In 2021, that committee engaged Meridian Compensation Partners (“Meridian”), an independent compensation consultant, to assist it in its assessment of the competitiveness of director compensation. Meridian developed two peer groups of companies comparable to Flowers Foods in size – an industry-specific group and a general industry group – and provided details of the values and designs of the director pay programs at those companies. The nominating/corporate governance committee considered that data, the frequency of expected changes to director pay at Flowers Foods, the expected rate of change in that data and other relevant factors to determine the 2021 program shown below.

The resulting program, slightly modified for 2021, is in a competitive range of peer group companies.

Cash and Stock Compensation

Given the above principles and market data, the non-employee director compensation package consisted of the following:

Compensation Element	2020 Program	2021 Program
Annual Cash Retainer	$100,000	$100,000	(1)
Committee Chair Retainers:
• Audit Committee	$22,500	$22,500	(2)
• Compensation Committee	$20,000	$20,000
• Nominating/Corporate Governance Committee	$15,000	$15,000
• Finance Committee	$15,000	$15,000
Audit Committee Member Retainer	$7,500	$7,500
Presiding Director Retainer	$20,000	$20,000
Non-Executive Chairman Retainer	$100,000	$100,000
Annual Stock Award	$130,000	$145,200	(3)
(1)	Cash retainers may be deferred at the director’s option; see “ — Additional Compensation Program Details.”
(2)	Includes audit committee member retainer.
(3)

Vests one year from the date of grant. Shares at the grant date are computed by dividing $145,000 by the stock price on the grant date and rounding the shares up to the nearest 10 shares. The expense of the award is determined by multiplying the grant date fair value by the gross shares granted. In fiscal 2021 this resulted in expense of $145,200 per award.

Additional Compensation Program Details

Non-employee directors are eligible to participate in the Omnibus Plan and the Executive Deferred Compensation Plan (the “EDCP”).

Non-employee directors have the option to convert their annual cash board retainer fees into deferred stock equal in value to the cash payments they would otherwise have received. These deferred shares vest pro rata over a one-year period based on service. Accumulated dividends are paid upon the delivery of the vested shares.

Non-employee directors may alternatively elect to defer all or any portion of their annual retainers and cash committee fees into an interest-bearing account in the EDCP. Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors.

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DIRECTOR COMPENSATION

Stock Ownership Guidelines

In order to align the economic interests of directors with those of shareholders, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least six times the annual cash retainer paid to the non-employee directors. In addition, the non-executive chairman of the board of directors is required to hold six times his annual board retainer plus his additional cash retainer. All direct holdings of our common stock, certain indirect holdings, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. Directors have five years to meet the required guidelines. All non-employee directors with at least five years of service were in compliance with the guidelines as of March 7, 2022.

Other Arrangements

We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board of directors’ meetings, or when traveling in connection with the performance of their services for the company. Individuals in their service as directors do not receive any additional retirement benefits. Any retirement benefits received are due to legacy participation in benefit programs when they were employees of the company.

FISCAL 2021 DIRECTOR COMPENSATION TABLE

The following table details compensation to non-employee members of the board of directors for the 2021 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(3)	All Other Comp. ($)	Total ($)
George E. Deese	200,000	145,200	—	—	345,200
Edward J. Casey, Jr.	107,500	145,200	—	—	252,700
Thomas C. Chubb, III	107,500	145,200	—	—	252,700
Rhonda Gass	107,500	145,200	24,359	—	277,059
Benjamin H. Griswold, IV	135,000	145,200	—	—	280,200
Margaret G. Lewis	120,000	145,200	14,082	—	279,282
W. Jameson McFadden	107,500	145,200	—	—	252,700
James T. Spear	122,500	145,200	—	—	267,700
Melvin T. Stith, Ph.D.	100,000	145,200	—	—	245,200
Terry S. Thomas	107,500	145,200	—	—	252,700
C. Martin Wood III	122,500	145,200	—	—	267,700
(1)

Directors have the option under the Omnibus Plan to convert their annual board of directors’ retainer fees into deferred stock equal in value to the cash payments these directors would have otherwise received. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In 2021, Ms. Gass elected to defer 50% of her annual board of directors’ retainer fees into the EDCP. In fiscal 2021, under the Omnibus Plan, Ms. Gass elected to convert 50% of her annual board of directors’ retainer fees to deferred stock equal in value to the cash payments she would have received. Ms. Gass received 1,962 shares as a result of this deferral election. Such deferred stock vests pro rata over one year from the date of grant and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC Topic 718 (“ASC 718”).

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DIRECTOR COMPENSATION

(2)

The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director under the Omnibus Plan in fiscal 2021 (excluding deferred stock received in connection with the deferral of annual retainer fees disclosed in footnote 1). Shares at the grant date are computed by dividing $145,000 by the stock price on the grant date and rounding the shares up to the nearest 10 shares. The expense of the award is determined by multiplying the grant date fair value by the gross shares granted. In fiscal 2021 this resulted in expense of $145,200 per award. Such deferred stock awards generally vest one year from the date of grant. The number of shares of deferred stock outstanding (vested and non-vested) and held by each non-employee director as of January 1, 2022 (including deferred stock received in connection with the deferral of annual retainer fees) are as follows:

Name	Deferred Stock (#)
George E. Deese	6,050
Edward J. Casey, Jr.	6,050
Thomas C. Chubb, III	6,050
Rhonda Gass	41,542
Benjamin H. Griswold, IV	6,050
Margaret G. Lewis	6,050
W. Jameson McFadden	6,050
James T. Spear	23,113
Melvin T. Stith, Ph.D.	91,240
Terry S. Thomas	6,050
C. Martin Wood III	6,050
(3)

The Company transferred all benefit obligations under the pension plan to a highly rated insurance company on March 4, 2020 in the form of a group annuity contract which began paying benefits on May 1, 2020, and there were therefore no changes in pension value during fiscal 2021 for any of our non-employee directors. The amounts reported in this column represent the portion of earnings under the EDCP that are “above market” for purposes of the applicable disclosure rules..

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AUDIT COMMITTEE REPORT

The audit committee oversees, among other things, the accounting and financial reporting processes of the company, the audit of the company’s consolidated financial statements, the company’s compliance with legal and regulatory requirements, the effectiveness of the company’s internal control over financial reporting, the qualifications, independence and performance of the company’s independent registered public accounting firm and the performance of the company’s internal auditors.

The audit committee operates under a written charter adopted by the board of directors. It is available on the company’s website at https://www.flowersfoods.com/investors/corporate-governance/governance-documents. The charter, which was last amended effective November 16, 2020, is reviewed at least annually by the audit committee, and is amended by the board of directors, as appropriate, to reflect the evolving role of the audit committee.

In 2021, the audit committee held eight meetings. Meeting agendas are established by the chair of the audit committee, in consultation with the other committee members, the independent auditors and the appropriate officers of the company. The audit committee’s meetings include, whenever appropriate, executive sessions in which the audit committee meets as a committee and also separately with management, the internal auditors and the independent auditors.

The audit committee is comprised entirely of independent directors who meet the independence, experience, and other qualifications of the New York Stock Exchange (NYSE). The audit committee regularly provides resources and directs educational initiatives to help its members to continue developing skills and perspectives to enhance their contributions to the audit committee.

During 2021, the audit committee fulfilled its duties and responsibilities as outlined in the charter. Among other things, the audit committee:

•	Met with the senior members of the company’s financial management team at each regularly scheduled meeting;

•	Reviewed and discussed with management and the independent auditors the company’s earnings and other financial press releases and annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC;

•	Received periodic updates from management regarding management’s process to assess the adequacy of the company’s internal control over financial reporting and management’s assessment of the effectiveness of the company’s internal control over financial reporting;
•	Reviewed and discussed with management, the internal auditors and the independent auditors management’s assessment of the effectiveness of the company’s internal control over financial reporting and the independent auditors’ opinion about the effectiveness of the company’s internal control over financial reporting;

•	Reviewed and discussed with management, the internal auditors and the independent auditors, as appropriate, the plans for, and the scope of, the company’s annual audit and other examinations;

•	Met in periodic executive sessions with certain members of management, the internal auditors and the independent auditors to discuss the results of their examinations, their assessments of the company’s internal control over financial reporting and the overall integrity of the company’s financial statements;

•	Reviewed and discussed with management the company’s major financial risk exposures, including risks related to information technology and cybersecurity, the steps management has taken to monitor and control these exposures, and the company’s enterprise risk management activities;

•	Reviewed and discussed with management, the chief financial officer, the internal auditors and the independent auditors the company’s performance with respect to legal, regulatory and ethical compliance programs, including the overall adequacy and effectiveness of the company’s code of business conduct and ethics;

•	Reviewed and discussed with management and the independent auditors the company’s legal affairs, including, among other things, ongoing litigation and the U.S. Department of Labor’s compliance review under the Fair Labor Standards Act;

•	Reviewed and discussed with management reports and disclosures of insider and related-party transactions;

•	Discussed with the board of directors and senior management the importance of maintaining and fostering a culture and tone of compliance generally and in particular with respect to internal controls and financial reporting;

•	Reviewed and evaluated the performance of the company’s independent registered public accounting firm based on the audit quality, performance, compensation, and independence of PricewaterhouseCoopers LLP (“PwC”); and

•	Received regular updates from management regarding the ERP+/Digital Project.

2021 Audited Financial Statements

The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended January 1, 2022 with the company’s management and PwC, the company’s independent registered public accounting firm for the fiscal year ended January 1, 2022. Management represented to the audit committee that the company’s audited consolidated financial statements were prepared in accordance with GAAP. The audit committee has reviewed and discussed with management, the internal auditors and PwC the results of their examinations and their assessments of the company’s internal control over financial reporting and discussed with senior officers of the company the processes undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s system of disclosure controls and procedures. The audit committee has also discussed with PwC the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”), including the auditors’ evaluation of the quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 for filing with the SEC.

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AUDIT COMMITTEE REPORT

Independent Auditor Selection and Evaluation

In 2021, the audit committee continued retention of PwC as our independent registered public accounting firm; evaluated the quality of the annual audit; and the performance of the audit engagement partner. Noting the long tenure of 53 years that PwC has audited the company’s consolidated financial statements, the audit committee:

•	Carefully considered PwC’s controls and policies for maintaining independence, including receiving and reviewing the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence:

•	Evaluated the institutional knowledge that is gained from the continued retention of PwC;

•	Monitored and restricted the scope of non-audit services provided by PwC to the company including having a pre-approval process for engagement all non-audit work;

•	Evaluated compliance with the company’s hiring policies to not hire resources from PwC;

•	Provided oversight to PwC by meeting nine times throughout the year, including executive sessions;

•	Received a report from PwC regarding its internal evaluation of audit quality;

•	Reviewed and discussed the quality of the audit with management and the internal auditors;

•	Monitored Public Company Accounting Oversight Board reports and peer reviews; and
•	Evaluated the performance of the audit engagement partner, considering the overall quality of the planning, execution and communication of results of the audit, timeliness of the audit and service commitments and the fee structure for the services provided. The independent auditor rotates the audit engagement partner every five years. In 2017, the audit committee, working together with PwC and management, selected a new audit engagement partner. In 2021, the audit committee selected an engagement partner to serve in that capacity beginning in 2022 when the current signing partner rotates off the engagement. To make its selection, the audit committee interview potential engagement partners including evaluating their experience and fit with values and relationships with both management and the audit committee.

•	Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors the continued retention of PwC as the company’s independent registered public accounting firm.

The Audit Committee of the Board of Directors:

James T. Spear, Chair

Edward J. Casey, Jr.

Thomas C. Chubb, III

Rhonda Gass

W. Jameson McFadden

Terry S. Thomas

C. Martin Wood III

50    FLOWERS FOODS, INC. - 2022 Proxy Statement

OVERVIEW OF PROPOSALS

This proxy statement contains four proposals requiring shareholder action. Proposal I proposes the election of twelve director-nominees to the board of directors. Proposal II requests an advisory vote on the compensation of the Named Executives. Proposal III requests the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Proposal IV concerns a shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting. Each of the proposals is discussed in more detail below.

PROPOSAL I	ELECTION OF DIRECTORS

Background information concerning each of our director-nominees is provided above under the section entitled “Directors and Corporate Governance.”

The following nominees are proposed for election as directors to serve until the 2023 annual shareholder meeting:

•	George E. Deese

•	Edward J. Casey, Jr.

•	Thomas C. Chubb, III

•	Rhonda Gass

•	Benjamin H. Griswold, IV

•	Margaret G. Lewis

•	W. Jameson McFadden
•	A. Ryals McMullian

•	James T. Spear

•	Melvin T. Stith, Ph.D.

•	Terry S. Thomas

•	Martin Wood III

Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, the board of directors has no reason to believe that any nominee will not be able to serve if elected.

Vote Required

Each of the twelve nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “for” a director-nominee must exceed the number of shares voted “against” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “for” votes, which is described in our corporate governance guidelines.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” each of the above-named director-nominees.

FLOWERS FOODS, INC. - 2022 Proxy Statement    51

PROPOSAL II	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

At our 2021 annual meeting of shareholders, more than 98% of the shares voted were cast in support of the company’s executive compensation program.

As described in the Compensation Discussion and Analysis section of this proxy statement, the compensation committee evaluates both performance and compensation to help ensure that the company maintains its ability to attract and retain the most qualified executives while motivating high company performance.

Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section of this proxy statement, include:

•	pay opportunities that are:

–	appropriate to the size of the company when compared to peer companies; and

–	heavily performance-based using multiple internal and stock-based performance measures;

•	disclosure of the financial performance drivers used in our incentives, in numeric terms;

•	a long-term incentives program:

–	that is entirely performance-based and aligned with shareholder interests through links to stock performance and measurement of our ROIC performance versus our cost of capital; and

–	whose payout potentials are capped at conservative levels;

•	an enhanced clawback policy that allows for recoupment of incentives in certain situations;

•	double-trigger equity vesting upon a change of control;

•	no backdating or repricing of stock options;

•	stock ownership guidelines for executives and directors;

•	no perquisites; and

•	no employment contracts.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of the company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the compensation committee, the board of directors or the company. However, the compensation committee and the board of directors value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.

We currently hold a say-on-pay vote on an annual basis, and our next say-on-pay vote is expected to occur at our 2023 annual meeting of shareholders.

Vote Required

Proposal II requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal II.

52    FLOWERS FOODS, INC. - 2022 Proxy Statement

PROPOSAL III	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The board of directors recommends that this appointment be ratified.

Representatives of PricewaterhouseCoopers LLP will be present at the 2022 annual meeting of shareholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the audit committee will reconsider the appointment.

Fiscal 2021 and Fiscal 2020 Audit Firm Fee Summary

During fiscal 2021 and fiscal 2020, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees. Fees for audit services totaled approximately $2,946,000 in 2021 and $3,250,000 in 2020, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and accounting consultants in both years.

Audit Related Fees. Fees for audit related services totaled approximately $101,000 in 2021 and $98,000 in 2020. Audit related services principally include services related to audits of certain employee benefit plans in both years.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $609,054 in 2021 and $590,000 in 2020.

All Other Fees. Fees for all other services not described above totaled approximately $2,000 in 2021 and 2020, related to a software licensing agreement in both years.

All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

Vote Required

Proposal III requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal III.

FLOWERS FOODS, INC. - 2022 Proxy Statement    53

SHAREHOLDER PROPOSAL

We periodically receive suggestions from our shareholders, some as formal shareholder proposals. We give careful consideration to all suggestions and assess whether they promote the best long-term interests of the company and its shareholders.

We expect Proposal IV to be presented by a shareholder at the 2022 annual meeting of shareholders. Following SEC rules and regulations, we are reprinting the proposal and supporting statement as they were submitted to us, other than minor formatting changes. We take no responsibility for them. On request to the company’s Compliance Department at the address listed under “Questions and Answers about the Annual Meeting and Voting — How can I obtain an Annual Report on Form 10-K,” we will provide information about the sponsors’ shareholdings, as well as the names, addresses and shareholdings of any co-sponsors. Approval of this proposal requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL IV FOR THE REASONS WE GIVE AFTER THE PROPOSAL.

54    FLOWERS FOODS, INC. - 2022 Proxy Statement

PROPOSAL IV	POLITICAL CONTRIBUTION DISCLOSURE

Resolved, that the shareholders of Flowers Foods Inc., (“Flowers Foods” or “Company”) hereby request that the Company provides a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to: (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.	The identity of the recipient as well as the amount paid to each; and,
b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Flowers Foods, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

A company’s reputation, value, and bottom line can be adversely impacted by spending that is conducted blindly. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations — groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity—and the risks that come with it—into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company values.”

Public records show Flowers Foods has contributed over $1.3 million in corporate funds since the 2010 election cycle. (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

This proposal asks Flowers Foods to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes–and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Coca-Cola, General Mills, and Mondelez International, which present this information on their websites.

Without knowing the recipients of our Company’s political dollars, we cannot sufficiently assess whether our Company’s election-related spending aligns or conflicts with its policies on climate change and sustainability.

We urge your support for this critical governance reform.

Board of Directors Statement in Opposition of Proposal IV

The board of directors has thoughtfully considered this proposal and has concluded that its adoption is not in the best interest of the company or its shareholders. Accordingly, the board of directors unanimously recommends a vote “AGAINST” this proposal for the following reasons.

We are committed to complying with our values, our internal practices and all applicable laws when engaging in any type of lobbying or political activity. We understand that corporate political contributions disclosure is a topic of interest to some shareholders and a topic about which perspectives vary. Notwithstanding, the board of directors believes that the company’s existing practices produce appropriate oversight and accountability, and this proposal’s adoption would impose undue costs and administrative burdens on the company without corresponding benefits to our shareholders.

The board of directors believes this proposal relates to expenditures that are not significant and the extensive disclosure requested in this proposal could place the company at a competitive disadvantage.

In fiscal 2021, the company’s political contributions amounted to $1.6 million in comparison to sales of approximately $4.3 billion. Political contributions represent an insignificant amount of our total annual expenses (less than 0.04% in fiscal 2021). The extensive disclosures mandated by this proposal are unduly burdensome when compared to the insignificant amount spent on political contributions. Additionally, the disclosures required by this proposal could harm the company by revealing the company’s business plans and objectives. Many of the company’s competitors also make political contributions and are required to adhere to the same legally imposed disclosure requirements as we are. If the company unilaterally decides to disclose more than what is required under the law and our competitors do not follow suit, we could potentially reveal sensitive information that would advantage our competitors and harm our business interests. The board of directors believes any disclosure requirements that go beyond those imposed by current laws should be applied to all parties in the process, rather than the company alone.

Responsible participation in the political process is important for the company.

As a company in the highly regulated food industry, our operations are significantly impacted by the decisions of elected officials. While the company does not make direct contributions to federal elections, it provides an opportunity for our employees to participate in the political process by joining the Flowers Foods, Inc. Political Action Committee (“FloPAC”). The political contributions made by FloPAC are solely funded by the voluntary contributions of our employees. FloPAC is registered with the Federal Election Commission (“FEC”) and files monthly reports with the FEC. These reports are publicly available and provide an itemization of

FLOWERS FOODS, INC. - 2022 Proxy Statement    55

PROPOSAL IV POLITICAL CONTRIBUTION DISCLOSURE

FloPAC’s receipts and disbursements, including its contributions to candidates, party committees and any other organizations.

It is also important that the company responsibly participates in industry trade associations and the political process in order to protect our customers and the best interest of the company and our shareholders. We understand that we may not always agree with all of the positions of the trade associations or other members. However, we believe the trade associations take positions and address issues on a collective industry basis and frequently advance positions consistent with company interests that will help protect and maximize long-term value for our shareholders.

We have certain practices in place to ensure appropriate oversight of our political contributions.

The company has certain practices in place to ensure that its political contributions are subject to robust oversight and are in the best interest of the company and our shareholders. In addition, corporate political contributions are governed by an extensive regulatory scheme that includes public disclosure requirements. The company is wholly committed to complying with all applicable federal, state and local laws related to the company’s political spending. Accordingly, our practices are designed to ensure that our political contributions adhere to all applicable laws. These practices include the review and approval of all corporate political contributions by the chief legal counsel and the senior leadership team. Additionally, in accordance with federal law, the company does not use corporate funds to directly contribute or provide anything of value to candidates pursuing federal elected office. Considering the regulations imposed on the company at the local, state and federal levels, and the company’s aforementioned oversight practices, the extensive disclosures mandated by this proposal would require significant time, effort and expense while offering little added value to shareholders.

Vote Required

Proposal IV requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “AGAINST” Proposal IV.

56    FLOWERS FOODS, INC. - 2022 Proxy Statement

2023 SHAREHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2023 annual meeting of shareholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 13, 2023.

If you wish to present a proposal before the 2023 annual meeting of shareholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our bylaws. We must receive your shareholder proposal at the address noted below no earlier than January 26, 2023 and no later than February 25, 2023. If your proposal is not properly brought before the 2023 annual meeting of shareholders in accordance with our bylaws, the chairman of the board of directors may declare such proposal not properly brought before the 2023 annual meeting of shareholders, and it will not be acted upon.

Compliance with Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements under our bylaws, if you intend to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, you must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2023 annual meeting of shareholders, no later than March 27, 2023). If the date of the 2023 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date, however, then you must provide notice by the later of 60 calendar days prior to the date of the 2023 annual meeting of shareholders and the 10th calendar day following the date on which public announcement of the date of the 2023 annual meeting of shareholders is first made.

Any proposals or notices should be sent to:

Stephanie B. Tillman

Chief Legal Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the company to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. The company did not household materials for the 2022 annual meeting of shareholders. If the company households materials for future meetings, then only one copy of the company’s annual report and proxy statement will be sent to multiple shareholders of the company who share the same address and last name, unless the company has received contrary instructions from one or more of those shareholders. In addition, the company has been notified that certain intermediaries (i.e., banks, brokers or other nominees) will household proxy materials for the 2022 annual meeting of shareholders. For voting purposes, a separate proxy card will be included for each account at the shared address. The company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any shareholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the company’s Investor Relations Department (a) by mail at 1919 Flowers Circle, Thomasville, GA 31757, (b) by telephone at (229) 226-9110, or (c) by submission at https://www.flowersfoods.com/contact/investor-relations. You may also contact your bank, broker or other nominee to make a similar request. Shareholders sharing an address who now receive multiple copies of the company’s annual report and proxy statement may request delivery of a single copy by contacting the company as indicated above, or by contacting their bank, broker or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

FLOWERS FOODS, INC. - 2022 Proxy Statement    57

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). However, from time to time, the company may present in its public statements, press releases and filings with the Securities and Exchange Commission, non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted earnings per share to measure the performance of the company and its operating divisions (collectively, the “Non-GAAP Measures”). EBITDA is used as the primary performance measure in the company’s annual cash incentive plan for the Named Executives. The company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

The company defines adjusted EBITDA, adjusted EBITDA margin and adjusted diluted earnings per share, respectively, to exclude additional costs that we consider important to present to investors. These costs include, but are not limited to, the costs of closing a plant or costs associated with acquisition-related activities, certain impairment charges, legal settlements and other non-recurring expenses. We believe that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of earnings results. We believe investors will be able to better understand our earnings results if these transactions are excluded from the results.

These Non-GAAP Measures are measures of performance not defined by GAAP and should be considered in addition to, not in lieu of, GAAP reported measures. These Non-GAAP Measures should not be considered an alternative to (a) net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP. Our method of calculating these Non-GAAP Measures may differ from the methods used by other companies, and, accordingly, may not be comparable to similarly titled measures used by other companies. The reconciliations below provide a reconciliation of the Non-GAAP Measures used in this proxy statement to the most comparable GAAP financial measure.

No reconciliation of the forecasted range for adjusted EBITDA or adjusted EPS is included in this proxy statement because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2020
Net income	$152,318
Income tax expense	48,393
Interest expense, net	12,094
Depreciation and amortization	141,384

EBITDA	354,189
Restructuring and related impairment charges	35,483
Other lease termination gain	(4,066)
Other pension plan termination costs	133
Loss on inferior ingredients	107
Project Centennial and ERP Upgrade consulting costs	19,911
Legal settlements	7,250
Pension plan settlement and curtailment loss	108,757
Other pension (benefit) cost	(74)

Adjusted EBITDA	$521,690
Adjusted EBITDA MARGIN	11.9%

A-1    FLOWERS FOODS, INC. - 2022 Proxy Statement

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2021
Net income	$206,187
Income tax expense	64,585
Interest expense, net	8,001
Loss on extinguishment of debt	16,149
Depreciation and amortization	136,559

EBITDA	431,481
Business process improvement consulting costs	31,293
Pension plan settlement costs	403
Multi-employer pension plan withdrawal costs	3,300
Loss on inferior ingredients	944
Legal settlements and related costs	23,089
Lease termination gain	(2,644)
Other pension (benefit) cost	(405)
Acquisition consideration adjustment	3,400

Adjusted EBITDA	$490,861
Adjusted EBITDA MARGIN	11.3%

Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share

2020
Earnings per diluted common share	$0.72
Restructuring and related impairment charges	0.13
Other lease termination gain	(0.01)
Other pension plan termination costs	—
Loss on inferior ingredients	—
Project Centennial consulting costs	0.05
ERP Road Mapping consulting costs	0.02
Legal settlements	0.02
Pension plan settlement and curtailment loss	0.38
Adjusted earnings per diluted share	$1.31

(e) Certain amounts may not compute due to rounding.

Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share

2021
Earnings per diluted common share	$0.97
Business process improvement consulting costs	0.11
Pension plan settlement costs	—
Multi-employer pension plan withdrawal costs	0.01
Loss on inferior ingredients	—
Legal settlements and related costs	0.08
Lease termination gain	(0.01)
Other pension (benefit) cost	—
Acquisition consideration adjustment	0.01
Loss on extinguishment of debt	0.06
Adjusted earnings per diluted share	$1.24

(f) NM – Not meaningful.

FLOWERS FOODS, INC. - 2022 Proxy Statement    A-2

APPENDIX A (NON-GAAP FINANCIAL MEASURES)

Net Income to Adjusted Net Income

(Dollars in Thousands)	2020
Net income	$152,318
Restructuring and related impairment charges	26,612
Other lease termination gain	(3,049)
Other pension plan termination costs	100
Loss on inferior ingredients	80
Project Centennial consulting costs	11,661
ERP Road Mapping consulting costs	3,272
Legal settlements	5,437
Pension plan settlement and curtailment loss	81,568
Adjusted net income	$277,999

Net Income to Adjusted Net Income

(Dollars in Thousands)	2021
Net income	$206,187
Business process improvement consulting costs	23,470
Pension plan settlement costs	302
Multi-employer pension plan withdrawal costs	2,475
Loss on inferior ingredients	708
Legal settlements and related costs	17,316
Lease termination gain	(1,983)
Acquisition consideration adjustment	2,550
Loss on extinguishment of debt	12,112
Adjusted net income	$263,137

A-3    FLOWERS FOODS, INC. - 2022 Proxy Statement

           FLOWERS FOODS, INC.

           SHAREHOLDER RELATIONS DEPT.

           1919 FLOWERS CIRCLE

           THOMASVILLE, GA 31757

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2022 (May 24, 2022 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FLO2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2022 (May 24, 2022 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D73445-P69557	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:

1.	To elect as directors of the company the twelve nominees identified in the proxy statement, each to serve for a term of one year:		For	Against	Abstain

	1a.	George E. Deese	☐	☐	☐

	1b.	Edward J. Casey, Jr.	☐	☐	☐

	1c.	Thomas C. Chubb, III	☐	☐	☐

	1d.	Rhonda Gass	☐	☐	☐

	1e.	Benjamin H. Griswold, IV	☐	☐	☐

	1f.	Margaret G. Lewis	☐	☐	☐

	1g.	W. Jameson McFadden	☐	☐	☐

	1h.	A. Ryals McMullian	☐	☐	☐

	1i.	James T. Spear	☐	☐	☐

	1j.	Melvin T. Stith, Ph.D.	☐	☐	☐

	1k.	Terry S. Thomas	☐	☐	☐

	1l.	C. Martin Wood III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		For	Against	Abstain

2.	To approve by advisory vote the compensation of the company’s named executive officers;	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 31, 2022; and	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSAL:

4.	To consider a shareholder proposal regarding political contribution disclosure, if properly presented at the annual meeting.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on May 26, 2022.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares that are eligible to vote is based on the balance in the 401(k) plan on March 22, 2022, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Great-West Trust Company, LLC, as Trustee, you will not be able to vote these shares in the 401(k) plan in person at the Annual Meeting on May 26, 2022.

If stock is owned directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you.
Flowers Foods, Inc.

The 2022 Annual Meeting of Shareholders will be held virtually via the Internet at

www.virtualshareholdermeeting.com/FLO2022 on May 26, 2022 at 11:00 a.m., Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D73446-P69557

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2022

The undersigned hereby appoints A. Ryals McMullian, R. Steve Kinsey and Stephanie B. Tillman as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 22, 2022, by the undersigned at the Annual Meeting of Shareholders to be held virtually via the Internet at www.virtualshareholdermeeting.com/FLO2022 on May 26, 2022 at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.

The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “FOR” PROPOSALS 2 AND 3, “AGAINST” PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY